Exhibit 10.2

CONFIDENTIAL

Bank of America, N.A. Merrill Lynch, Pierce, Fenner & Smith Incorporated One Bryant Park New York, New York 10036	Credit Suisse Securities (USA) LLC Credit Suisse AG Eleven Madison Avenue New York, New York 10010	Goldman Sachs Bank USA 200 West Street New York, New York 10282

February 18, 2018

Albertsons Companies, Inc.
250 Parkcenter Blvd.

Boise, Idaho 83706

Re:                                         Project Ranch Commitment Letter

Ladies and Gentlemen:

You have advised Bank of America, N.A. (“Bank of America”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any of its designated affiliates, “MLPF&S”),  Credit Suisse AG (“CS”) and Credit Suisse Securities (USA) LLC (“CS Securities” and, together with CS, “Credit Suisse”), and Goldman Sachs Bank USA (“GS Bank” and together with Credit Suisse, Bank of America and MLPF&S  “we” or “us”) that Albertsons Companies, Inc. (the “Company” or “you”) intends to acquire, directly or indirectly (the “Acquisition”) an entity previously identified to us as “Ranch” (the “Target”) as more fully set forth in the Agreement and Plan of Merger dated as of the date hereof by and among the Company, Ranch Acquisition II, LLC, a newly formed, wholly owned subsidiary of the Company, Ranch Acquisition Corp., a newly formed, wholly owned subsidiary of Ranch Acquisition II, LLC, and the Target, dated the date hereof (the “Acquisition Agreement”), and to assume associated liabilities, to refinance certain existing indebtedness, and to consummate the other transactions (together with the Acquisition and certain related transactions, the “Transactions”) described in the Transaction Description attached hereto as Exhibit A (the “Transaction Description”).  Any capitalized term used but not defined herein shall have the meaning assigned to it in the Transaction Description, each Summary of Principal Terms and Conditions attached hereto as Exhibit B-1, Exhibit B-2 and Exhibit C (collectively, the “Term Sheets”) and/or the Conditions Annex attached hereto as Exhibit D (the “Conditions Annex”).  This commitment letter, the Transaction Description, the Term Sheets and the Conditions Annex are collectively referenced as the “Commitment Letter”.

1.                                      Commitments.

MLPF&S is pleased to advise you of its commitment to provide to the Borrowers 33 1/3% of (i) (x) if the Required ABL Amendments (as defined in Exhibit B-1) become effective with respect to the Existing ABL Facility (as defined in Exhibit B-1) prior to the Closing Date (as defined in Exhibit A), the Incremental ABL Commitments (as defined below) or (y) if the Required ABL Amendments do not become effective with respect to the Existing ABL Facility prior to the Closing Date, the Backstop ABL Facility (as defined in Exhibit B-1), (ii) the ABL FILO Facility and (iii) the Senior Secured Bridge Facility (as defined in Exhibit C); Credit Suisse is pleased to advise you of its commitment to provide to the Borrowers 33 1/3% of (i) (x) if the Required ABL Amendments become effective with respect to the Existing ABL Facility prior to the Closing Date, the Incremental ABL Commitments or (y) if the Required ABL Amendments do not become effective with respect to the Existing ABL Facility prior to the Closing Date, the Backstop ABL Facility, (ii) the ABL FILO Facility and (iii) the Senior Secured Bridge Facility; and GS Bank is pleased to advise you of its commitment to provide to the Borrowers 33 1/3% of (i) (x) if the Required ABL Amendments become effective with respect to the Existing ABL Facility prior to the Closing Date, the Incremental ABL Commitments or (y) if the Required ABL Amendments do not become effective with respect to the Existing ABL Facility prior to the Closing Date, the Backstop ABL Facility, (ii) the ABL FILO Facility and (iii) the Senior Secured Bridge Facility, in each case, upon the terms and subject to the conditions expressly set forth in this Commitment Letter.

Bank of America, Credit Suisse and GS Bank are referred to individually as an “Initial Lender” and, collectively, as the “Initial Lenders.”  Each commitment by an Initial Lender shall be several and not joint with the commitments of each other Initial Lender.  For purposes of this Commitment Letter, the “Incremental ABL Commitments” means an aggregate of $1,000,000,000 of Additional Commitments (as defined in the Existing ABL Facility) having terms and conditions identical to the Commitments under the Existing ABL Facility in effect on the date hereof after giving effect to the Required ABL Amendments which will be documented pursuant to the an Increase Joinder (as defined in the Existing ABL Facility) (the “Incremental ABL Facilities Documentation”) consistent with the foregoing and which shall provide that, subject to the conditions set forth in paragraph 13 of the Conditions Annex,  up to $1,500,000,000 of loans under the Existing ABL Facility may be borrowed to finance a portion of the Refinancing and pay fees and expenses in connection with the Transactions (plus additional amounts to finance (i) working capital needs of the Company and its subsidiaries, (ii) upfront fees or original issue discount pursuant to the “flex” provisions of the Fee Letter or incurred in connection with the Senior Secured Notes, (iii) Merger Consideration and (iv) the refinancing of indebtedness of the Target and its subsidiaries following the date of the Acquisition Agreement as permitted by the Acquisition Agreement) (the “Incremental ABL Documentation Principles”).

It is agreed that MLPF&S, Credit Suisse and GS Bank will act as joint lead bookrunners and joint lead arrangers for each of the Credit Facilities (and shall have the right, but not the obligation, to act in such capacity for any Best Efforts ABL Facility (as defined below)) (in such capacity, each an “Arranger” and collectively, the “Arrangers”).  It is further agreed that MLPF&S will appear on the top left cover page of any marketing materials for any marketing materials for the Credit Facilities or Best Efforts ABL Facility and Credit Suisse and GS Bank will appear immediately to the right thereof, and such persons will hold roles and responsibilities conventionally understood to be associated with such name placement.  Except as otherwise provided in the Term Sheets, it is also agreed that Bank of America will act as the sole and exclusive administrative agent (in such capacity, the “Backstop ABL Administrative Agent”) for the Backstop ABL Facility, Bank of America, N.A. will act as the sole and exclusive administrative agent (in such capacity, the “ABL FILO Administrative Agent”) for the ABL FILO Facility, and Bank of America will act as the sole and exclusive administrative agent (in such capacity, the “Bridge Administrative Agent” and, together with the ABL Administrative Agent and the ABL Facility Administrative Agent, the “Administrative Agents”) for the Senior Secured Bridge Facility.  You also agree that Bank of America will have the right to act as sole and exclusive administrative agent (in such capacity, the “Best Efforts ABL Administrative Agent”) for any Best Efforts ABL Facility.  You agree that, except as contemplated in Section 1(a) below, no other agents, co-agents or arrangers will be appointed, no other titles will be awarded and no compensation (other than that expressly contemplated by this Commitment Letter and the Fee Letter referred to below) will be paid to any Lender in connection with the Credit Facilities or any Best Efforts ABL Facility in order to obtain its commitments unless you and we shall so agree.  You

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agree that nothing herein shall constitute a commitment or offer by any Initial Lender, Arranger, Additional Arranger or Additional Agent or any of their respective affiliates (each Initial Lender, Arranger, Additional Arranger, Additional Agent and each of their respective affiliates being hereinafter referred to as an “Arranger Entity”) to provide or underwrite any portion of any Best Efforts ABL Facility, and that any such commitment or offer would be evidenced by an additional agreement between the applicable Arranger Entity and the Company.  For purposes hereof, “Best Efforts ABL Facility” shall mean a new senior secured asset-based revolving credit facility (which may take the form of an amendment and restatement of the Existing ABL Facility) to replace the commitments under the Existing ABL Facility, the Backstop ABL Facility and the Incremental ABL Commitments  on terms consistent with the Existing ABL Facility, as amended by the Required ABL Amendments and as increased by the Incremental ABL Commitments but with an extended termination date of the commitments thereunder and such other changes as may be mutually agreed by the Company and MLPF&S.

Following your acceptance of this Commitment Letter in accordance with the terms hereof, you may, within 20 business days after this Commitment Letter is executed by you: (i) appoint up to 5 additional arrangers for the ABL FILO Facility and the Senior Secured Bridge Facility and additional arrangers for the Incremental ABL Commitments, Backstop ABL Facility and any Best Efforts ABL Facility (each an “Additional Arranger”) and appoint one or more additional managers (each an “Additional Agent”) (it being understood that, to the extent you appoint Additional Arrangers in respect of any Credit Facility, the respective commitments of Bank of America, Credit Suisse and GS Bank in respect of such Credit Facility will be reduced ratably by the amount of the commitment of any Additional Arranger or Additional Agent upon the execution by such Additional Arranger or Additional Agent of customary joinder documentation except that (x) in the case of the Incremental ABL Commitments, when the commitment of Bank of America has been reduced to $223.333 million, any further reduction will be applied first to reduce the commitments of Credit Suisse and GS Bank on a pro rata basis until the commitment of GS Bank has been reduced to $150.0 million and thereafter, solely to reduce the commitment of Credit Suisse to $100.0 million and (y) in the case of the Backstop ABL Facility, when the commitment of Bank of America has been reduced to $623.0 million, any further reduction will be applied to reduce the commitments of Credit Suisse and GS Bank on a pro rata basis) and, thereafter, each such Additional Arranger shall constitute an “Arranger” hereunder and each Additional Arranger or Additional Agent or its relevant respective affiliate providing such commitment shall constitute an “Initial Lender” hereunder; provided that (x) such Additional Arrangers together with such Additional Agents shall not in the aggregate represent greater than (I) 33% of the economics for each of the ABL FILO Facility and the Senior Secured Bridge Facility, (II) 52.67% of the economics for the Incremental ABL Commitments and (III) 75.53% of the economics for the Backstop ABL Facility (to the extent the commitments in respect of the Backstop ABL Facility remain in effect at such time)); provided that (x) no Additional Arranger or Additional Agent shall receive greater economics in respect of (A) any Credit Facility than that received by Bank of America or (B) the ABL FILO Facility or the Senior Secured Bridge Facility than Credit Suisse or GS Bank, (y) each such Additional Arranger and Additional Agent (or its respective lending affiliate) must commit to provide (I) a percentage of the aggregate ABL Backstop Commitments and the Backstop ABL Facility (if the commitments in respect of the Backstop ABL Facility remain in effect at such time) that is at least as high as the percentage of the ABL FILO Faclility and Senior Secured Bridge Facility and (II) equal percentage of each of the ABL FILO Faclility and the Senior Secured Bridge Facility and (z) the economics received by any such Additional Arranger or Additional Agent (or its respective lending affiliate) in respect of any Credit Facility shall be in proportion to the commitments assumed by such Additional Arranger or Additional Agent (or its respective lending affiliate) in respect of such Credit Facility.

2.                                      Conditions to Commitments.  Notwithstanding anything in this Commitment Letter, the fee letter, dated as of the date hereof between you and us (the “Fee Letter”), the Facilities Documentation or any other letter agreement or other undertaking concerning the financing of the transactions contemplated

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hereby to the contrary, (i) the commitments of the Initial Lenders hereunder and the undertakings of the Arrangers hereunder are subject only to the conditions set forth in the Conditions Annex, and upon satisfaction (or waiver by us) of such conditions, the initial funding of the applicable Credit Facilities shall occur (except, in the case of the Senior Secured Bridge Facility, to the extent of the amount of the gross proceeds of the Senior Secured Notes or other “Securities”(as defined in the Fee Letter) issued in lieu of the Senior Secured Bridge Facility or a portion thereof); it being understood that there are no conditions (implied or otherwise) to the commitments hereunder in respect of the initial fundings contemplated hereby, including compliance with the terms of this Commitment Letter, the Fee Letter or the Facilities Documentation, other than those expressly set forth in the Conditions Annex, (ii) the only representations and warranties the accuracy of which shall be a condition to availability of the Credit Facilities on the Closing Date shall be (A) such of the representations and warranties with respect to the Target in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that you have (or your applicable affiliate has) the right to terminate its obligations under the Acquisition Agreement or to decline to consummate the Acquisition as a result of a breach of such representations and warranties in the Acquisition Agreement (to such extent, the “Specified Acquisition Agreement Representations”) and (B) the Specified Representations (as defined below) in the Facilities Documentation and (iii) the terms of the Facilities Documentation shall be in a form such that they do not impair availability of the Credit Facilities on the Closing Date if the conditions expressly set forth in the Conditions Annex are satisfied (it being understood that, to the extent any collateral (including the creation or perfection of any security interest) is not or cannot be provided and/or perfected on the Closing Date (other than (x) to the extent that a lien on such collateral may under applicable law be perfected upon closing by the filing of financing statements under the Uniform Commercial Code, (y) delivery of the certificated equity interests, if any, of the Target and its wholly owned subsidiaries (to the extent required by the Term Sheets); provided that any such certificated equity securities of wholly-owned subsidiaries will only be required to be delivered on the Closing Date to the extent that it is in your possession, and (z) the execution and delivery by each Loan Party of customary personal property security agreements (including, without limitation, intellectual property security agreements) consistent with the Documentation Principles) after your use of commercially reasonable efforts to do so, then the provision of any such collateral shall not constitute a condition precedent to the availability of the Credit Facilities on the Closing Date but shall be required to be provided within 90 days (or such longer period as the applicable Administrative Agent may agree in its reasonable judgment) after the Closing Date pursuant to arrangements to be mutually agreed.  For purposes hereof, “Specified Representations” means the representations and warranties set forth in the Term Sheets relating to the corporate or other organizational existence of the Loan Parties, organizational power and authority (as they relate to due authorization, execution, delivery and performance of the Facilities Documentation), no violation of charter documents (as it relates to the execution, performance and delivery of the Facilities Documentation), due authorization, execution and delivery and enforceability, in each case as they relate to the entering into and performance of the relevant Facilities Documentation by the Loan Parties, solvency as of the Closing Date (after giving effect to the Transactions) of the Company and its subsidiaries on a consolidated basis (such representation and warranty to be consistent with the solvency certificate in the form set forth in Annex I attached to the Conditions Annex), Federal Reserve margin regulations, the Investment Company Act, PATRIOT ACT and the use of proceeds not violating FCPA or OFAC, and creation, validity and perfection of security interests, as applicable, in the collateral to be granted on the Closing Date (subject to the exceptions set forth in this paragraph and the Term Sheets and permitted liens as set forth in the Facilities Documentation). This paragraph, and the provisions contained herein, shall be referred to as the “Certain Funds Provision”.

3.                                      Amendments.  Within 90 days from the date hereof, the Company shall use its commercially reasonable efforts to obtain the Required ABL Amendments to the Existing ABL Facility; provided, however, that the consummation of the Required ABL Amendments with respect to the Existing ABL Facility shall not be a condition to the commitments of the Initial Lenders or the undertakings of the Arrangers hereunder, and in any event the conditions to the Amendments shall not contain any conditions

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other than those conditions set forth in the Conditions Annex except as specifically provided in paragraph 12 of the Conditions Annex.

4.                                      Syndication.

(a)                                 We intend to syndicate each of the Credit Facilities to a group of lenders identified by the Arrangers in consultation with you (together with the Initial Lenders, the “Lenders”).  In addition, notwithstanding the foregoing, the Arrangers will not syndicate to those banks, financial institutions and other institutional lenders and investors (i) that have been separately identified in writing by you to us prior to the date of this Commitment Letter, (ii) those persons who are competitors of the Company, the Target and their respective subsidiaries that are separately identified in writing by you to us from time to time (which list of competitors may be supplemented by you after the Closing Date by means of a written notice to each Administrative Agent, and (iii) in the case of each of clauses (i) and (ii), any of their affiliates  that are either (a) identified in writing by you from time to time or (b) readily identifiable on the basis of such affiliate’s name (clauses (i), (ii) and (iii) above, collectively “Disqualified Lenders”).  Notwithstanding any other provision of this Commitment Letter to the contrary, other than (x) assignments among Goldman Sachs Bank USA and Goldman Sachs Lending Partners LLC and (y) as set forth in Section 1(a) with respect to Additional Arrangers or Additional Agents, (x) no Initial Lender shall be relieved or novated from its obligations hereunder in connection with any syndication or assignment until after the funding of the initial loans on the Closing Date, (y) no such assignment or novation shall become effective with respect to any portion of any Initial Lender’s commitment in respect of the Credit Facilities until the initial funding of the Credit Facilities on the Closing Date, and (z) unless you otherwise agree in writing, each Initial Lender shall retain exclusive control over all rights and obligations with respect to its commitments, including all rights with respect to consents, modifications and amendments, until the funding of the initial loans on the Closing Date; provided that GS Bank may, without notice to you, assign its rights and obligations under this Commitment Letter and the Fee Letter to Goldman Sachs Lending Partners LLC.

(b)                                 The Arrangers may decide to commence syndication efforts at any time after the date of your acceptance of this Commitment Letter, and from such date until the earlier to occur of (a) a Successful Syndication (as defined in the Fee Letter) of the Credit Facilities and (b) the date that is 30 days after the Closing Date (such period, the “Syndication Period”), you agree to assist us in achieving a Successful Syndication.  To assist us in our syndication efforts, you agree, upon our reasonable request, to (i) provide, and, to the extent possible using your commercially reasonable efforts, cause the Target to provide, to the Arrangers all information reasonably requested and deemed reasonably necessary or advisable by the Arrangers to complete a Successful Syndication (it being understood, for the avoidance of doubt, that the only financial statements required to be provided to the Arrangers in connection with the syndication shall be those required under paragraph 5, as applicable, of the Conditions Annex), (ii) assist, and to the extent possible using your commercially reasonable efforts, cause the Target to assist, the Arrangers in the preparation of one or more confidential information memoranda (the “Confidential Information Memorandum”) and other customary marketing materials to be used in connection with the syndication, (iii) make available at a reasonable number of meetings of prospective Lenders your representatives, and, to the extent possible using your commercially reasonable efforts, representatives of the Target, in each case, on reasonable prior notice and at reasonable times and places to be mutually agreed, (iv) use your commercially reasonable efforts to obtain ratings for the Senior Secured Bridge Facility, Senior Secured Notes and ABL FILO Facility and corporate or corporate family ratings, as applicable, for the Company from S&P (as defined below) and Moody’s (as defined below) and (v) ensure that, at all times during the Syndication Period, no competing issues of commercial bank facilities or debt securities in which any Loan Party is a primary obligor are announced, arranged, syndicated or issued by the Company or any of its subsidiaries, without our prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) if such issuance would have a

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material adverse effect on the syndication of the Credit Facilities; provided that such restriction shall not apply to (A) the Transactions or any Best Efforts ABL Facility or (B) deferred purchase price obligations, capital leases, purchase money financing of equipment, borrowings under the Existing ABL Facility  or other ordinary course indebtedness of the Company, the Target or any of your or its respective subsidiaries, intercompany indebtedness, and indebtedness permitted under the Acquisition Agreement and other financings permitted under the Company’s existing debt facilities in the ordinary course of business, provided that the Company may not (i) incur any indebtedness the proceeds of which will be used for any restricted payments, or to finance any acquisitions that, in the aggregate, involve consideration of more than $250 million, and (ii) enter into and consummate any sale and leaseback transactions in an aggregate amount that exceeds $250 million unless the proceeds thereof are used to reduce loans or commitments under the Senior Secured Bridge Facility or the Term Loan Facility.  Notwithstanding the foregoing, it is understood and agreed that the commencement and completion of any syndication of the Credit Facilities (and your undertakings with respect thereto set forth herein) shall not be a condition precedent to the commitments of the Initial Lenders hereunder or the undertakings of the Arrangers hereunder.  You acknowledge and agree that you will be responsible for the contents of all Information (as defined below) provided in connection with our syndication efforts and that we may rely on the accuracy thereof in preparing any Confidential Information Memorandum or other Informational Materials (as defined below).

(c)                                  The Arrangers and/or one or more of their respective affiliates will exclusively manage all aspects of the syndication of the Credit Facilities and any Best Efforts ABL Facility (in consultation with you), including decisions as to the selection and number of potential Lenders to be approached, when they will be approached, whose commitments will be accepted, when they will participate and the final allocations of the commitments and any related fees among the Lenders, and the Arrangers will exclusively perform all functions and exercise all authority as is customarily performed and exercised in such capacities.  Except as otherwise agreed by you, neither you nor any of your affiliates shall be obligated to pay any fees in connection with the syndication of the Credit Facilities other than those fees expressly set forth in the Fee Letter and the Term Sheets.

5.                                      Information.

(a)                                 You hereby represent and warrant that (i) to the best of your knowledge with respect to the Target and its subsidiaries and otherwise without such qualification with respect to assets already owned by you, all written information and written data (other than (A) the Projections, as defined below, (B) matters relating to the forward looking portion of financial models and (C) projections and information of a general economic or industry-specific nature) concerning the Company and its subsidiaries or the Target and its subsidiaries that have been or will be supplied to the Lenders by you or any of your representatives on your behalf and that are used in connection with the financing contemplated by this Commitment Letter (the “Information”), taken as a whole, are, or will be when furnished, complete and correct in all material respects as of the date furnished and do not, or will not when furnished, considered as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto from time to time), and (ii) all financial projections concerning the Company and its subsidiaries or the Target and its subsidiaries that have been or will be made available to the Lenders by you or any of your representatives on your behalf and that are used in connection with the financing contemplated by this Commitment Letter (the “Projections”) have been or will be (and with respect to the Target and its subsidiaries, to the knowledge of the Company) prepared in good faith based upon assumptions believed by the preparer thereof in good faith to be reasonable at the time furnished (it being understood that such Projections are not to be viewed as facts, are by their nature inherently uncertain, and are subject to significant contingencies many of which are beyond your control, that no assurance can

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be given that any particular Projection will be realized, that actual results may differ and that such differences may be material).  If you become aware that any of the representations or warranties in the preceding sentence would be incorrect in any materially adverse manner prior to the end of the Syndication Period, if the Information and Projections were being furnished, and all such representations were being made, at such time, you will notify us and will (i) with respect to Information or Projections relating to you or your subsidiaries, promptly supplement the Information and the Projections and (ii) with respect to Information or Projections relating to the Target and its subsidiaries, use your commercially reasonable efforts to cause the Target to supplement the Information and the Projections from time to time until the later of the end of the Syndication Period and the Closing Date such that the representations in the preceding sentence remain true under those circumstances; provided, that your obligation to update the Information and Projections, shall not be a condition to the availability of the Credit Facilities on the Closing Date.  In syndicating the Credit Facilities and any Best Efforts ABL Facility, we will be entitled to use and rely on the Information and the Projections without responsibility for independent review or verification thereof.

(b)                                 You hereby acknowledge and agree that the Arrangers may make available the Information, Projections and other marketing materials and presentations, including the Confidential Information Memorandum (collectively, the “Informational Material”), to the potential Lenders by posting the Informational Materials on IntraLinks, Syndtrak or any similar platform (the “Platform”) or by other similar electronic means.  You hereby further acknowledge and agree that (i) certain potential Lenders (the “Public Lenders”) may not wish to receive material non-public information with respect to the Company, the Target or your and its respective subsidiaries or any of your or their respective securities and (ii) you will take commercially reasonable steps to assist, and cause your affiliates, advisors, and to the extent possible using your commercially reasonable efforts, the Target to assist, the Arrangers in the preparation of Informational Materials to be used in connection with the syndication of the Credit Facilities and any Best Efforts ABL Facility to Public Lenders, which will only include data and materials that either (A) are publicly available, (B) constitute information concerning the Company or its subsidiaries or their securities that would be publicly available if the Company or such subsidiary (as the case may be) were required to be subject to the reporting requirements of Section 13(a) or Section 15 (d) of the Securities Exchange Act of 1934 as amended from time to time, or (C) are not material information (although it may be sensitive or proprietary) with respect to the Company, the Target or their respective subsidiaries or any of their respective securities for purposes of United States federal and state securities laws (such Informational Materials, collectively, “Public Information”).  You further hereby acknowledge and agree that (i) Informational Material that is to be made available to Public Lenders will be clearly and conspicuously marked “PUBLIC” which, at a minimum, will mean that the word “PUBLIC” will appear prominently on the first page thereof, (ii) by marking Informational Material “PUBLIC,” you will be deemed to have authorized the Arrangers and the proposed Lenders to treat such Informational Material as not containing any information with respect to the Company, the Target or any of their respective subsidiaries or any of their respective securities that would not meet the criteria set forth in clauses (A), (B), and (C) of clause (ii) of the preceding sentence; (iii) all Informational Material marked “PUBLIC” is permitted to be made available through a portion of the Platform designated “Public Lender,” and (iv) the Arrangers will be entitled to treat any Informational Material that is not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Lender.”

6.                                      Indemnification.

(a)                                 You hereby agree to indemnify and hold harmless each Arranger and each Initial Lender and each of their respective affiliates, directors, officers, employees, partners, representatives and agents (each, an “Indemnified Party”) from and against any and all actions, suits, losses, claims, damages and liabilities of any kind or nature (regardless of whether any such Indemnified Party is a party thereto and whether or not any investigation, claim, action, suit or proceeding is brought by the Company or the

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Target or any other person), joint or several, to which any such Indemnified Party becomes subject, related to or arising out of (i) the Transactions and any Best Efforts ABL Facility, (ii) the use of Informational Materials in connection with any syndication as described above, and (iii) the use or the contemplated use of the proceeds of the Credit Facilities, and to reimburse any Indemnified Party for all reasonable out-of-pocket expenses (collectively, “Losses”) within thirty (30) days after its demand therefor (accompanied by reasonably detailed supporting documentation) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom. Notwithstanding anything to the contrary contained herein or in the Term Sheets, you shall in no event be required to indemnify or reimburse any Indemnified Party for any Losses (A) to the extent resulting primarily from (1) the gross negligence, bad faith or willful misconduct of, or material breach of this Commitment Letter, the Fee Letter or the Facilities Documentation by, such Indemnified Party (or any of its controlled affiliates and controlling persons and its and their respective officers, directors, employees, agents, advisors and other representatives of such Indemnified Party (collectively, “related persons”)) as determined by a final non-appealable judgment of a court of competent jurisdiction, or (2) disputes solely among Indemnified Parties (or their related persons) that do not involve or arise from an act or omission by you or your affiliate or any claims against any Indemnified Party in its capacity or in fulfilling its role as an agent or arranger or (B) in respect of Losses consisting of legal fees or expenses, other than the reasonable invoiced fees, expenses and charges of one primary counsel (and, to the extent deemed reasonably necessary or advisable by the Arrangers, one local counsel in each material relevant jurisdiction) for all Indemnified Parties taken as a whole, and solely in the case of a conflict of interest, one additional primary counsel (and, to the extent deemed reasonably necessary or advisable by the Arrangers, one local counsel in each material relevant jurisdiction) to the affected Indemnified Parties, taken as a whole.

(b)                                 If the Closing Date occurs, you hereby agree to reimburse the Arrangers for all reasonable and documented out-of-pocket expenses (including due diligence expenses, syndication expenses, travel expenses, collateral field exams, audits and appraisals) (collectively, the “Expenses”) on the Closing Date (so long as any invoices therefor (accompanied by reasonably-detailed supporting documentation therefor) are delivered to you at least two business days prior to the Closing Date) or promptly following delivery of an invoice therefor (in the case of any invoices that are delivered later than two business days prior to the Closing Date).  In addition, it is understood and agreed that you shall not be required to reimburse any of the Expenses in respect of legal fees and expenses, other than the reasonable and documented out-of-pocket fees, charges and disbursements of one primary counsel to the Indemnified Parties (and, to the extent deemed reasonably necessary or advisable by the Arrangers, one local counsel in each material relevant jurisdiction) for all Indemnified Parties taken as a whole, incurred in connection with the Credit Facilities and any related documentation (including this Commitment Letter, the Fee Letter and the Facilities Documentation).  For the avoidance of doubt, if any invoices documenting Expenses are not delivered at least two business days prior to the Closing Date, then you agree to reimburse the Arrangers for such Expenses promptly following the Closing Date.  You acknowledge that we may receive a benefit, including without limitation, a discount, credit or other accommodation, from any of such counsel based on the fees such counsel may receive on account of their relationship with us including, without limitation, fees paid pursuant hereto.

(c)                                  Notwithstanding any other provision hereof, no party hereto shall be liable for any indirect, special, punitive or consequential damages that may be alleged as a result of this Commitment Letter, the Fee Letter, any Best Efforts ABL Facility or any element of the Transactions; provided that nothing contained in this sentence will limit your indemnity obligations to the extent such indirect, special, punitive or consequential damages are included in any third party claim in connection with which such Indemnified Party is entitled to indemnification hereunder.  No Indemnified Party seeking indemnification or reimbursement under this Commitment Letter will, without your prior written consent (not to be unreasonably withheld, delayed or conditioned), settle, compromise, consent to the entry of any

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judgment in or otherwise seek to terminate any claim, litigation, action, investigation or proceeding referred to herein, provided that you agree to indemnify and hold harmless each Indemnified Party in connection with any settlement made with your written consent or if there is a final and non-appealable judgment of a court of competent jurisdiction against an Indemnified Party in connection with any claim, litigation, action, investigation or proceeding referred to herein.  You acknowledge that information and documents relating to the Credit Facilities and the Best Efforts ABL Facility may be transmitted through SyndTrak, Intralinks, the Internet, e-mail or similar electronic transmission systems, and that we shall not be liable for any damages arising from the unauthorized use by others of information or documents transmitted in such manner except to the extent such damages are found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted primarily from our willful misconduct or gross negligence (it being understood that actions consistent with industry practice in the leveraged lending market shall not constitute gross negligence or willful misconduct).  Upon the execution and delivery of the definitive Facilities Documentation or definitive documentation for the Best Efforts ABL Facility, as applicable, the provisions thereof relating to indemnification and reimbursement shall supersede the indemnification and reimbursement provisions hereof, and you shall thereupon be released from such indemnification and reimbursement provisions hereof.  Notwithstanding the foregoing, each Indemnified Party (and its related persons) shall be obligated to refund and return promptly any and all amounts paid by you under this paragraph to such Indemnified Party (or such related person) for any such fees, expenses or damages to the extent such Indemnified Party (or such related person) is not entitled to payment of such amounts in accordance with the terms hereof, as determined by a final non-appealable judgment of a court of competent jurisdiction.

(d)                                 The limitations described in this Section 5 are hereinafter referred to as the “Expense and Indemnification Limitations.”

7.                                      Confidentiality.  (a) You agree that you will not disclose, directly or indirectly, the Fee Letter and the contents thereof or this Commitment Letter and the contents thereof, to any person or entity without the prior written approval of the Arrangers (such approval not to be unreasonably withheld or delayed), except (x) to the indirect equity holders (including potential equity investors) of the Company and to your and their respective officers, directors, agents, employees, attorneys, accountants, advisors, controlling persons or equity holders on a confidential and need-to-know basis, and who are advised of the confidential nature of such information and are or have been advised of their obligation to keep information of this type confidential, (y) if the Arrangers consent in writing to such proposed disclosure or (z) pursuant to the order of any court or administrative agency in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable law or compulsory legal process or to the extent requested or required by governmental and/or regulatory authorities (in which case, you shall, to the extent permitted by law, notify us promptly thereof, in advance); provided that (i) you may disclose this Commitment Letter (and, so long as the amount of the fees payable to the Arrangers and the Initial Lenders and the rates and amounts included in the flex provisions are redacted, the Fee Letter) and the contents hereof to the Target and its subsidiaries and their respective officers, directors, agents, employees, attorneys, accountants, advisors, controlling persons or equity holders, on a confidential basis, and who are informed of the confidential nature of such information and are or have been advised of their obligation to keep information of this type confidential, (ii) you may disclose this Commitment Letter and its contents (but not the Fee Letter or its contents except as set forth in clause (vi) below) in any syndication or other marketing materials in connection with the Credit Facilities, in any prospectus, private placement or offering memorandum or offering circular in connection with the offering and sale of the Senior Secured Notes or other Securities, in any registration statement, in any proxy materials for the Target’s shareholders, and in any public filing relating to the Transactions, (iii) you may disclose the Term Sheets and the contents thereof to rating agencies in connection with obtaining ratings in connection with the Transactions, (iv) you may disclose the Commitment Letter and the Fee Letter to potential arrangers, agents, co-agents and their respective officers, directors, employees, attorneys, accountants and advisors, on a confidential basis,

9

(v) you may disclose the Commitment and/or the Fee Letter to the extent the contents of the Commitment Letter and/or Fee Letter becomes publicly available other than by reason of disclosure by you in breach of this Commitment Letter and/or Fee Letter, (vi) you may disclose the Fee Letter and the contents thereof or this Commitment Letter and the contents thereof in connection with the protection and enforcement of your rights with respect to this Commitment Letter or the Fee Letter and (vii) you may disclose the aggregate fee amounts contained in the Fee Letter as part of Projections, pro forma information or a generic disclosure of aggregate sources and uses related to fee amounts related to the Transactions to the extent customary or required in offering and marketing materials or in any public filing. In addition, we may disclose the existence of the facilities and the information about the facilities to market data collectors, similar services providers to the lending industry, and service providers to us in connection with the administration and management of the facilities.

(b)                                 Until the expiration of the Syndication Period, you agree to consult with us prior to your making of any public announcement or public filing relating to the Credit Facilities or to us in connection therewith, except to the extent such announcement or filing is specified by applicable law or regulation or if such consultation is not permitted by applicable legal, regulatory, administrative or judicial process.  We agree, on behalf of each of ourselves and our subsidiaries and affiliates, that we will not, and will cause our respective subsidiaries and affiliates to not, prior to the Closing Date, make any public filing or other public disclosure in which reference is made to the Company, the Target or any of your or its respective subsidiaries, the Transactions or the commitments contained herein, without your prior consent, except as may be required by applicable legal, regulatory, administrative or judicial process requirements. In consultation with the Company, an Arranger may place advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of information on the Internet or World Wide Web as it may choose, and circulate similar promotional materials, after closing of the Transactions in the form of a “tombstone” or otherwise describing the names of the Company, the Target, and their respective affiliates (or any of them), and the type and closing date of the Credit Facilities, all at the expense of such Arranger.

(c)                                  Each of the Arrangers and the Initial Lenders shall use all confidential information provided to it by or on behalf of you hereunder solely for the purposes of providing the services that are the subject of this Commitment Letter and otherwise in connection with the Transactions and shall treat confidentially all such information; provided, however, that nothing herein shall prevent any Arranger or any Initial Lender from disclosing any such information or the terms and contents of this Commitment Letter and the Fee Letter (i) to Moody’s Investors Service, Inc. (“Moody’s”) and S&P Global Ratings, a subsidiary of the Standard and Poor’s Financial Services LLC (“S&P”), and other rating agencies as determined by the Arrangers; provided that such information is supplied only on a customary basis after consultation with you, (ii) to any Lenders or participants or prospective Lenders or participants, in each case other than Disqualified Lenders, (iii) to the extent required by the order of any court or administrative agency in any pending legal, judicial or administrative proceeding or otherwise as required by applicable law or regulation (in which case, such person shall, to the extent permitted by law, notify you promptly thereof, in advance), (iv) upon the request or demand of any regulatory authority having jurisdiction over such person or its affiliates (in which case, to the extent permitted by law, such person shall, except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority, promptly notify you in advance), (v) to their affiliates and their and their affiliates’ respective employees, directors, legal counsel, independent auditors, professionals and other experts or agents of such person on a “need to know” basis and who are informed of the confidential nature of such information and are or have been advised of their obligation to keep information of this type confidential, (vi) to the extent any such information becomes publicly available other than by reason of disclosure by such person in breach of this Commitment Letter or is received by such person from a third party that is not to such person’s knowledge subject to confidentiality obligations to you or the Target or any of your or its respective

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affiliates, (vii) with your prior written consent, (vii) to the extent independently developed by an Arranger or Initial Lender, (viii) in protecting and enforcing the rights of an Arranger or an Initial Lender with respect to this Commitment Letter or the Fee Letter including for the purposes of establishing a “due diligence” defense with respect to the Transactions, and (ix) on a confidential basis to any actual or prospective direct or indirect contractual counterparty to any swap or derivative transaction relating to the Company or any of its respective subsidiaries; provided that the disclosure of any such information to any Lenders or prospective Lenders or participants or prospective participants or swap or derivative counterparty referred to above shall be made subject to the acknowledgment and acceptance by such Lender or prospective Lender or participant or prospective participant or swap or derivative counterparties that such information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to you).  It is expressly understood that the obligations of each Lender are several and not joint and that no Lender shall be liable to the extent any confidentiality restrictions are violated by any other Lender. Each Lender shall be liable for any violation of the confidentiality restrictions set forth herein by any of its employees or directors.  The obligations under this paragraph of each Arranger and Initial Lender and each of its affiliates, if any, shall terminate automatically and be superseded by the confidentiality provisions in the Facilities Documentation to which such Arranger or Initial Lender is a party upon the execution and delivery thereof and in any event shall terminate on the second anniversary of the date hereof.

8.             PATRIOT Act Notification.  Each of the Arrangers hereby notifies you that pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Company, the Target and each other Borrower or Guarantor (as defined in the Term Sheets) in accordance with the Patriot Act.  This notice is given in accordance with the requirements of the Patriot Act and is effective for each Initial Lender and each Lender.  You hereby acknowledge and agree that the Arrangers shall be permitted to share any or all such information with the Lenders.

9.             Other Services.  You acknowledge that the Arrangers and their respective affiliates (the term “Arrangers” as used in this paragraph being understood to include such affiliates) may be providing debt financing, equity capital or other services (including financial advisory services to other companies with which you or your affiliates may have conflicting interests regarding the Transactions, and any Best Efforts ABL Facility and otherwise and that each Arranger may act as it deems appropriate in acting in such capacities.  In order to best service all parties, each Arranger agrees to maintain confidentiality walls in accordance with their internal policies and standard industry practice.  You further acknowledge and agree that (a) no fiduciary, advisory or agency relationship between you and the Arrangers or the Initial Lenders is intended to be or has been created in respect of any of the transactions contemplated by this Commitment Letter, irrespective of whether the Arrangers or the Initial Lenders have advised or are advising you on other matters, (b) the Arrangers or the Initial Lenders, on the one hand, and you, on the other hand, have an arm’s length business relationship that does not directly or indirectly give rise to, nor do you rely on, any fiduciary duty on the part of the Arrangers or the Initial Lenders in respect of the transactions contemplated by this Commitment Letter, (c) you are capable of evaluating and understanding, and you understand and accept, the terms, risks and conditions of the transactions contemplated by this Commitment Letter, (d) you have been advised that the Arrangers and the Initial Lenders are engaged in a broad range of transactions that may involve interests that differ from your interests and that neither the Arrangers or the Initial Lenders have any obligation to disclose such interests and transactions to you by virtue of any fiduciary, advisory or agency relationship in respect of the transactions contemplated by this Commitment Letter, and (e) you waive, to the fullest extent permitted by law, any claims you may have against the Arrangers and the Initial Lenders for breach of fiduciary duty or alleged breach of fiduciary duty, in each case, in connection with the transactions contemplated by this Commitment Letter, and agree that neither the Arrangers nor the Initial Lenders shall have any liability (whether direct or indirect) to you in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf

11

of or in right of you, including your stockholders, employees or creditors.  You shall consult with your own advisors concerning such matters and shall be responsible for making your own independent investigation and appraisal of the transactions contemplated hereby (including, without limitation, with respect to any consents needed in connection therewith), and neither the Arrangers nor the Initial Lenders shall have any responsibility or liability to you with respect thereto.  Any review by any of the Arrangers or Initial Lenders of the Company, the Transactions, the other transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Arranger or Initial Lender and shall not be on behalf of you or any of your affiliates.  Neither we nor any of our respective affiliates will use confidential information obtained from the Target, you or your or their respective affiliates or on your or their behalf by your or their respective representatives by virtue of the transactions contemplated hereby in connection with the performance of services for other persons, and neither we nor any of our respective affiliates will furnish any such information to such other persons.  You also acknowledge that no Arranger has any obligation in connection with the Transactions or any Best Efforts ABL Facility to use, or to furnish to you or your subsidiaries, confidential information obtained from other companies or entities.  Additionally, you acknowledge and agree that we are not advising you as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction (including, without limitation, with respect to any consents needed in connection with the transactions contemplated hereby).

You further acknowledge that each of us is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services.  In the ordinary course of business, any of us may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, you and other companies with which you may have commercial or other relationships.  With respect to any securities and/or financial instruments so held by any of us or any of our respective customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

As you know, each of MLPF&S, Credit Suisse and Goldman Sachs & Co. LLC have been retained by the Company (or one of its affiliates) as a financial advisor (in such capacity, the “Financial Advisors”) in connection with the Acquisition. You agree to such retention, and further agree not to assert any claim you might allege based on any actual or potential conflicts of interest that might be asserted to arise or result from the engagement of the Financial Advisors, on the one hand, and our and our affiliates’ relationships with you as described and referred to herein, on the other. Each of the Commitment Parties hereto acknowledges (i) the retention of the Financial Advisors and (ii) that such relationship does not create any fiduciary duties or fiduciary responsibilities to such Commitment Party on the part of the Financial Advisors or its affiliates.

The Company acknowledges that Bank of America currently is acting as administrative agent and a lender under the Existing ABL Facility and certain other Arranger Entities may be lenders under the Existing ABL Facility, and the Company’s and its affiliates’ rights and obligations under any other agreement with any Arranger Entity or any of their respective affiliates (including the Existing ABL Facility) that currently or hereafter may exist are, and shall be, separate and distinct from the rights and obligations of the parties pursuant to this Commitment Letter, and none of such rights and obligations under such other agreements shall be affected by the Arranger Entities’ performance or lack of performance of services and agreements hereunder.

10.          Expiration of Commitments.  This Commitment Letter and the commitments of the Initial Lenders and the undertakings of the Arrangers set forth herein (and the engagement of the Arrangers with respect to any Best Efforts ABL Facility) shall, in the event this Commitment Letter is accepted by you as provided in the last paragraph hereof, automatically terminate without further action or notice at the earliest

12

of (i) 5:00 p.m. (Eastern) on the date that is 5 business days following that date that is 6 months after the date hereof (or 9 months after the date hereof if the End Date (as defined in the Acquisition Agreement) is extended pursuant to Section 9.1(c) of the Acquisition Agreement) if the Closing Date shall not have occurred by such time (the “Expiration Date”), unless you and we shall, in our sole discretion, agree to an extension, (ii) the termination of the Acquisition Agreement in accordance with its terms and (iii) the consummation of the Acquisition without the use of the Credit Facilities (in the case of the Senior Secured Bridge Facility, unless and to the extent the Senior Secured Notes or other “Securities” are issued in lieu of  the Senior Secured Bridge Facility).

In addition, if the proceeds of the Escrow Notes (as defined in the Fee Letter) have been received and deposited into an escrow account, then immediately following receipt by the Lead Borrower of written notice from the escrow agent for the escrow account that all such proceeds have been received and are being held in such escrow account, the commitments in respect of the Senior Secured Bridge Facility shall automatically be reduced by the amount of the gross proceeds from the Escrow Notes. Additionally, if the Required ABL Amendments become effective with respect to the Existing ABL Facility prior to the Closing Date, the commitments of the Initial Lenders with respect to the Backstop ABL Facility (but not, for the avoidance of doubt, the commitments of the Initial Lenders with respect to the Incremental ABL Commitments) shall automatically terminate at such time.

11.          Binding Obligations.  Each of the parties hereto agrees that this Commitment Letter is a binding and enforceable agreement with respect to the subject matter contained herein, including the commercially reasonable negotiation of the Facilities Documentation by the parties hereto in a manner consistent with this Commitment Letter, it being understood and agreed that the funding of the Credit Facilities remains subject to conditions precedent as set forth in the Conditions Annex.

12.          Survival.  The indemnification, reimbursement, confidentiality, jurisdiction, governing law, no agency or fiduciary duty, venue, waiver of jury trial and syndication provisions contained herein and in the Fee Letter shall remain in full force and effect regardless of whether the Facilities Documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or the commitments hereunder; provided that (a) if the Closing Date occurs, your obligations with respect to syndication shall survive until the expiration of the Syndication Period, (b) on the Closing Date, all provisions (other than in respect of the confidentiality, jurisdiction, governing law, no agency or fiduciary duty, venue and waiver of jury trial provisions) shall automatically be superseded by the Facilities Documentation and you shall automatically be released from all liability in connection therewith at such time and (c) so long as the Closing Date has not occurred, you may terminate this Commitment Letter (other than in respect of the confidentiality, indemnification, reimbursement, jurisdiction, governing law, no agency or fiduciary duty, venue and waiver of jury trial provisions) upon written notice to the Arrangers at any time (subject to the preceding provisions).

13.          Governing Law, Etc.  This Commitment Letter and the Fee Letter supersede all prior agreements and understandings relating to the subject matter hereof.  No party has been authorized by us to make any oral or written statements inconsistent with this Commitment Letter.  This Commitment Letter and the Fee Letter shall not be assignable by you without our prior written consent, and any purported assignment without such consent shall be null and void, ab initio; provided that GS may, without notice to you, assign its rights and obligations under this Commitment Letter and the Fee Letter to Goldman Sachs Lending Partners LLC.  This Commitment Letter is intended to be for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto, the Lenders and, with respect to the indemnification provided under the heading “Indemnification,” each Indemnified Party. Notwithstanding the foregoing, the parties hereto agree that MLPFS may, without notice to you, the Sponsor or the Company, assign its rights and obligations under this Commitment Letter and the Fee Letter to any other registered broker dealer wholly owned by Bank of America

13

Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Commitment Letter. This Commitment Letter may be executed in separate counterparts and delivery of an executed signature page of this Commitment Letter by facsimile or electronic mail shall be effective as delivery of manually executed counterpart hereof.  This Commitment Letter may only be amended or modified by an agreement in writing signed by each of you and us, and shall remain in full force and effect and not be superseded by any other documentation unless such other documentation is signed by each of you and us and expressly states that this Commitment Letter is superseded thereby.  Any of us may place advertisements in financial or other newspapers and periodicals or on a home page or similar place for dissemination of information on the Internet or World Wide Web as such party may choose, and circulate similar promotional materials, after the closing of the Transactions in the form of a “tombstone” or otherwise describing the names of you and your affiliates (or any of them), and the amount, type and closing date of such Transactions, all at such party’s expense.  This Commitment Letter shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to principles of conflicts of law to the extent that the application of the laws of another jurisdiction will be required thereby; provided, however, that (a) the interpretation of the definition of Company Material Adverse Effect and whether there shall have occurred a Company Material Adverse Effect, (b) whether the representations and warranties made with respect to the Target in the Acquisition Agreement are accurate and whether as a result of any inaccuracy thereof you have the right to terminate your obligations under the Acquisition Agreement, or to decline to consummate the Acquisition, and (c) whether the Acquisition has been consummated in accordance with the terms of the Acquisition Agreement,  shall be determined in accordance with the laws of the State of Delaware without regard to conflict of laws principles that would result in the application of the laws of another jurisdiction.  The parties hereby waive any right to trial by jury in any action, proceeding, suit, claim or counterclaim brought by or on behalf of any party related to or arising out of this Commitment Letter, the Fee Letter or the performance of services hereunder or thereunder.  The parties hereto hereby submit to the exclusive jurisdiction of the federal and New York State courts located in New York County (and appellate courts thereof) in connection with any dispute related to this Commitment Letter, the Fee Letter or any of the matters contemplated hereby or thereby, and agree that service of any process, summons, notice or document by registered mail addressed to you or us at the addresses set forth on the signature pages hereto shall be effective service of process against you or us, as applicable, for any suit, action or proceeding relating to any such dispute.  The parties hereto irrevocably and unconditionally waive any objection to the laying of such venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum.  A final judgment in any such suit, action or proceeding brought in any such court may be enforced in any other courts to whose jurisdiction you and we are or may be subject by suit upon judgment.

If you are in agreement with the foregoing, please indicate acceptance of the terms hereof by signing the enclosed counterpart of this Commitment Letter and returning it to the Arrangers, together with executed counterpart of the Fee Letter by no later than 5:00 p.m. (Eastern Time) on February 19, 2018.  This Commitment Letter, the commitments of the Initial Lenders and the undertakings of the Arrangers set forth herein, shall automatically terminate at such time without further action or notice unless signed counterparts of this Commitment Letter and the Fee Letter shall have been delivered to the Arrangers in accordance with the terms of the immediately preceding sentence.

[Signature Pages Follow]

14

Sincerely,

BANK OF AMERICA, N.A.

By:	/s/ Darrly Kuriger
	Name:	Darryl Kuriger
	Title:	Managing Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Darrly Kuriger
	Name:	Darryl Kuriger
	Title:	Managing Director

[Project Ranch Commitment Letter]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ William O’Daly
	Name:	William O’Daly
	Title:	Authorized Signatory

By:	/s/ D. Andrew Maletta
	Name:	D. Andrew Maletta
	Title:	Authorized Signatory

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Hayes Smith
	Name:	Hayes Smith
	Title:	Managing Director

[Project Ranch Commitment Letter]

GOLDMAN SACHS BANK USA

By:	/s/ Robert Ehudin
	Name:	Robert Ehudin
	Title:	Authorized Signatory

[Project Ranch Commitment Letter]

Agreed to and
accepted as of the date first above written:

ALBERTSONS COMPANIES, INC.

By:	/s/ Robert Dimond
	Name:	Robert Dimond
	Title:	Chief Financial Officer

[Project Ranch Commitment Letter]

EXHIBIT A

EXHIBIT A
TRANSACTION DESCRIPTION

Capitalized terms used but not defined in this Exhibit A shall have the respective meanings set forth in the other Exhibits to the Commitment Letter, of which this Exhibit A is a part, and in the Commitment Letter. In the case of any such capitalized term that is subject to multiple and differing definitions, the appropriate meaning thereof in this Exhibit A shall be determined by reference to the context in which it is used.

The Company intends to, directly or indirectly, acquire the Target as set forth in the Acquisition Agreement.

In connection therewith, it is intended that:

(a)                                 The Company will organize Ranch Acquisition II, LLC (“Merger Sub II”) as a wholly owned subsidiary of the Company and Ranch Acquisition Corp. (“Merger Sub”) as a wholly owned subsidiary of Merger Sub II;

(b)                                 the Company will use commercially reasonable efforts to either obtain the Senior Secured Bridge Facility or issue the Senior Secured Notes;

(c)                                  the Company will use commercially reasonable efforts to (i) either (x) obtain the Required ABL Amendments (as defined in Exhibit B-1) to the Existing ABL Facility (as defined in Exhibit B-1) and obtain the Incremental ABL Commitments or (y) (A) enter into the Backstop ABL Facility and (B) terminate in full the commitments under the Existing ABL Facility, repay all amounts outstanding thereunder, cash collateralize, backstop or replace all letters of credit outstanding thereunder and obtain a release of all security interests therefor (the “Existing ABL Refinancing”)  and (ii) obtain the ABL FILO Facility (as defined in Exhibit B-2);

(d)                                 on the Closing Date, subject to the satisfaction of the conditions set forth in the Acquisition Agreement, Merger Sub shall merge with and into the Target, with the Target as the surviving entity and the equityholders of the Target shall have the right to receive equity interests in the Company and/or additional consideration to be paid in cash in each case in accordance with the terms of the Acquisition Agreement (the “Merger Consideration”) and immediately thereafter the Target shall merge with and into Merger Sub II, with Merger Sub II as the surviving entity and wholly-owned subsidiary of the Company;

(e)                                  The Target shall repay or cause the repayment, redemption, satisfaction and discharge, repurchase or defeasance of all of its and its subsidiaries existing indebtedness (other than (i) capital leases, (ii) the Target’s Senior Notes due 2027 and Senior Notes due 2028 (the “Ratably Secured Notes”) and (iii) certain other permitted indebtedness to be agreed) (the “Refinancing”); and

(f)                                   The proceeds of the Senior Secured Bridge Facility, the ABL FILO Facility and/or cash on hand (including drawings under the Existing ABL Facility or the Backstop ABL Facility) of the Company, the Target and their respective subsidiaries on the Closing Date will be applied to fund Merger Consideration, the Refinancing (and, if applicable, the Existing ABL Refinancing) and pay the fees, premiums, expenses and other transaction costs incurred in connection with the Transactions, including those amounts set forth in the Fee Letter.

For purposes of Commitment Letter and Fee Letter the “Closing Date” shall means the date of initial effectiveness and funding (or utilization) of the Credit Facilities (or issuance of the Senior Secured Notes in lieu of the Senior Secured Bridge Facility (or release of the proceeds thereof to the Company if issued prior to the closing of the Acquisition)) and the consummation of the Acquisition.

B-1-2

EXHIBIT B-1

EXHIBIT B-1
BACKSTOP ABL FACILITY TERM SHEET
SUMMARY OF PRINCIPAL TERMS AND CONDITIONS(1)

Borrowers:

(i) Albertsons Companies, Inc. (the “Lead Borrower”), (ii) the subsidiaries of the Lead Borrower that are co-borrowers under that certain Second Amended and Restated Asset-Based Revolving Credit Agreement (as amended, supplemented or amended and restated from time to time prior to the date of the Commitment Letter, the “Existing ABL Facility”), by and among Albertsons Companies, LLC, the co-borrowers party thereto, the guarantors party thereto, Bank of America, N.A., as Administrative Agent (the “Existing ABL Administrative Agent”) and Collateral Agent (the “Existing ABL Facility Collateral Agent”), and the other parties thereto and (iii) following the Acquisition, the Target and its U.S. subsidiaries that have assets to be included in the Borrowing Base (individually, a “Borrower” and, collectively, the “Borrowers”).

Guarantors:

Same as the Existing ABL Facility (including, from and after the closing of the Acquisition to the extent not a Borrower, the Target and its U.S. subsidiaries that would be required to become guarantors of the Existing ABL Facility in accordance with its terms (collectively, the “Guarantors”).

Joint Lead ABL Arrangers:	MLPF&S, CS Securities and GS Bank, and any additional arrangers appointed by the Company on the terms set forth in the Commitment Letter (the “Backstop ABL Arrangers”).

Joint Bookrunners:	MLPF&S, CS Securities and GS Bank, and any additional bookrunners appointed by the Company on the terms set forth in the Commitment Letter.

ABL Lenders:

A syndicate of banks, financial institutions and other entities (excluding any Disqualified Lenders), including the Initial Lenders, arranged by the ABL Arrangers in consultation with the Borrowers (collectively, the “Backstop ABL Lenders”).

ABL Administrative Agent:	Bank of America, N.A. (the “Backstop ABL Administrative Agent”).

ABL Collateral Agent:	Bank of America, N.A. (the “Backstop ABL Collateral Agent”).

(1)                                 All capitalized terms used but not defined herein shall have the meanings provided in the Commitment Letter to which this summary is attached and the other exhibits thereto.

Issuing Banks:

Unless otherwise agreed by the Backstop ABL Arrangers, each Initial Lender (or its applicable affiliate) with respect to a portion of the aggregate letter of credit sublimit that is proportionate to such Initial Lender’s (or its lending affiliate’s) commitment under the Backstop ABL Facility on the Closing Date (each, an “Issuing Bank”).

Swingline Lender:	Bank of America, N.A. (the “Swingline Lender”).

Co-Documentation Agents:	Financial institutions to be mutually agreed.

Credit Facility:

A revolving credit facility (the “Backstop ABL Facility” and the loans thereunder, “Backstop ABL Loans”) in an aggregate principal amount of $5,000,000,000 (the “Aggregate Backstop ABL Commitments”) (with subfacilities for letters of credit and swingline loans on terms consistent with the Existing ABL Facility).

Purpose:

Subject to the conditions set forth in paragraph 13 of the Conditions Annex and subject to the Required ABL Amendments not having been obtained on or prior to the Closing Date, up to $1,500,000,000 of Backstop ABL Loans may be borrowed to finance a portion of the Refinancing and pay fees and expenses in connection with the Transactions (plus additional amounts to finance (i) Merger Consideration, (ii) the Existing ABL Refinancing, (iii) working capital needs of the Company and its subsidiaries, (iv) the refinancing of indebtedness of the Target and its subsidiaries incurred following the date of the Acquisition Agreement as permitted by the Acquisition Agreement and (v) upfront fees or original issue discount pursuant to the “flex” provisions of the Fee Letter or incurred in connection with the Senior Secured Notes). Following the Closing Date, the Backstop ABL Facility will be used by the Borrowers and their subsidiaries for working capital and general corporate purposes (including permitted acquisitions and other investments).

Backstop ABL Maturity Date:	December 21, 2020 (the “Backstop ABL Maturity Date”).

Availability:

Subject to the limitations set forth above in the section entitled “Purpose”, borrowings may be made at any time on and after the Closing Date, and letters of credit may be issued at any time on and after the Closing Date, to but excluding the business day preceding the Backstop ABL Maturity Date. Backstop ABL Loans may be borrowed, repaid and, subject to the terms and conditions of the Backstop ABL Facility Documentation, reborrowed at any time and from time to time during the period of availability provided in the preceding sentence.

The aggregate of the outstanding principal amount of the Backstop ABL Loans (including swingline loans), the undrawn amount of the letters of credit and the unreimbursed amount of

B-1-2

payments in respect of drafts under letters of credit issued under the Backstop ABL Facility may not at any time exceed the lesser of the Aggregate Backstop ABL Commitments and the Borrowing Base (as defined in the manner described below) determined as at the end of the most recently ended month.

The “Borrowing Base” shall be defined in a manner consistent with the Existing ABL Facility except that it shall include a reserve in the amount of the outstanding ABL FILO Facility.

Letters of Credit:

Up to $1,975,000,000 of the Backstop ABL Facility will be available for letters of credit, on terms and conditions consistent with the Existing ABL Facility (including with respect to limitations on the types of letters of credit required to be issued by any specific Issuing Bank).

Swingline Facility:

The Swingline Lender will make available to the Borrowers a swingline facility under which the Borrowers may make short-term borrowings of up to $250,000,000. Except for purposes of calculating the Commitment Fee described below, any such swingline borrowings will reduce availability under the Backstop ABL Facility on a dollar-for-dollar basis. Each Backstop ABL Lender under the Backstop ABL Facility shall, promptly upon request by the Swingline Lender, fund to the Swingline Lender its pro rata share of any swingline borrowings.

Security:

Subject, on the Closing Date, to the Certain Funds Provision, the obligations under the Backstop ABL Facility will be, and certain bank products (including hedging and treasury management obligations) incurred in favor of any person that is a Backstop ABL Arranger, the Backstop ABL Administrative Agent, a Backstop ABL Lender or an affiliate of a Backstop ABL Arranger, the Backstop ABL Administrative Agent or a Backstop ABL Lender at the time such obligations are incurred (the “ABL Obligations”), will be secured by (i) first priority (subject to permitted prior liens) security interests in all Collateral (as defined in the Existing ABL Facility) constituting ABL Priority Collateral (as defined in the Existing ABL Facility) and (ii) second priority (subject to permitted prior liens) security interests in all Collateral (as defined above) constituting CF Debt Priority Collateral (as defined in the Intercreditor Agreement (as defined in the Existing ABL Facility)). The Backstop ABL Collateral Agent will enter into a joinder to the Intercreditor Agreement on the Closing Date to provide that the Backstop ABL Facility is an “ABL Credit Agreement” for purposes of the Intercreditor Agreement.

In no event will the Collateral for the Backstop ABL Facility include any Excluded Property (as defined in the Existing ABL Facility).

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Documentation:

The documentation for the Backstop ABL Facility (the “Backstop ABL Facility Documentation”) will include, among other items, a credit agreement, guarantees, intercreditor agreement and appropriate pledge and security agreements substantially identical to the credit agreement, guarantees, intercreditor agreement and pledge and security agreements for the Existing ABL Facility (collectively, the “Existing ABL Facility Documentation”); provided that the Backstop ABL Facility Documentation shall be modified to include (x) the specific terms set forth in this Exhibit B-1 and (y) the Required ABL Amendments (as defined below). The Backstop ABL Facility Documentation will reflect the following specific modifications to the Existing ABL Facility Documentation (collectively, the “Required ABL Amendments” which term shall including any corresponding amendments to the Existing ABL Facility in the event that such amendments are approved with respect to the Existing ABL Facility prior to the Closing Date) (i) the inclusion of customary “EU Bail-In” provisions and a customary representation from Backstop ABL Lenders to the Backstop ABL Administrative Agent and the Backstop ABL Arrangers with respect to certain ERISA matters as mutually agreed between the Backstop ABL Arrangers and the Lead Borrower, (ii) the inclusion of a customary equal and ratable lien under the Backstop ABL Facility Loan Documentation to secure the Ratably Secured Notes by the assets of the Target (but not, for the avoidance of doubt, in any assets of any subsidiary of the Target) equally and ratably with the Backstop ABL Obligations to the extent required by the indentures governing the Ratably Secured Notes, with customary requirements to maintain the Target as a passive holding company for so long as the Ratably Secured Notes remain so secured and to exclude the assets owned directly by the Target that equally and ratably secure the Ratably Secured Notes from the Borrowing Base, (iii) the inclusion of exceptions allowing the ABL FILO Facility on the terms described in Exhibit B-2 to the Commitment Letter, to provide a prohibition on prepaying the ABL FILO Facility at any time the Payment Conditions (as defined in the Existing ABL Facility) are not satisfied and to provide for the ABL FILO Administrative Agent and the ABL FILO Collateral Agent to enter into an intercreditor agreement (the “ABL FILO Intercreditor Agreement”) on the Closing Date on terms reasonably satisfactory to the ABL FILO Arrangers to provide for customary provisions establishing, among other things, (x) the “last out” nature of the ABL FILO Facility relative to the Backstop ABL Facility or Existing ABL Facility, as applicable, with respect to rights to payment from Collateral (or on account of the Collateral in certain bankruptcy or insolvency proceedings whether or not any claims in respect of the Backstop ABL Facility or Existing ABL Facility are allowed in such proceedings) and (y) a prohibition on making amendments to the Borrowing Base definition in the Backstop ABL Facility or the ABL FILO Facility without the consent of the majority lenders

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under the other facility, (iv) the inclusion of changes and modifications to be mutually agreed by the Backstop Arrangers and the Lead Borrower to take into account the operational requirements and strategic requirements of the Lead Borrower and its restricted subsidiaries (after giving effect to the Transactions) in light of their industries (and risks and trends associated therewith), business and business practices, geographical locations and operations and financial reporting, and in light of that certain borrower model (the “Borrower Model”) delivered to the Initial Lenders on February 14, 2018 and (v) the inclusion of modifications to the conditions to borrowing to permit the borrowings contemplated by paragraph 13 of the Conditions Annex on the Closing Date to occur if the conditions set forth under “Conditions to Initial Credit Extensions” are satisfied on the Closing Date. This paragraph, and the provisions contained herein, shall be referred to as the “Backstop ABL Documentation Principles”.

Incremental Facilities:

The Borrowers shall be entitled on one or more occasions to increase commitments under the Backstop ABL Facility in aggregate principal amount of up to $500,000,000 on the same terms and conditions as set forth in connection with the increase of commitments in the Existing ABL Facility (the “Additional Backstop Commitments”); provided that available amount of Additional Backstop Commitments shall be reduced on a dollar for dollar basis by the amount of any Incremental FILO Facility then outstanding.

Interest Rates and Periodic Fees:	Same as the Existing ABL Facility.

Mandatory Prepayments:	Same as the Existing ABL Facility.

Cash Dominion:	Same as the Existing ABL Facility.

Optional Prepayments:	Same as the Existing ABL Facility.

Conditions to Initial Credit Extensions:	Conditions precedent to the initial extensions of credit under the Backstop ABL Facility will be only those set forth in the Conditions Annex, subject in all respects to the Certain Funds Provision.

Conditions to Other Credit Extensions:	Same as the Existing ABL Facility.

Representations and Warranties:	Same as the Existing ABL Facility.

Affirmative Covenants:	Same as the Existing ABL Facility.

Negative Covenants:	Same as the Existing ABL Facility, as modified for the Required ABL Amendments.

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Financial Covenants:	Same as the Existing ABL Facility.

Events of Default:	Same as the Existing ABL Facility.

Assignments and Participations:	Same as the Existing ABL Facility. For the avoidance of doubt there shall be no assignment or participation to a Disqualified Lender.

Expenses and Indemnification:	Same as the Existing ABL Facility

Defaulting Lenders:	Same as the Existing ABL Facility.

Yield Protection, Taxes and Other Deductions:	Same as the Existing ABL Facility.

Voting:	Same as the Existing ABL Facility.

Replacement of Backstop ABL Lenders:	Same as the Existing ABL Facility.

Governing Law:	New York.

Counsel to Backstop ABL Arrangers, the Backstop ABL Administrative Agent, the Issuing Bank and the Backstop ABL Collateral Agent:	Cahill Gordon & Reindel LLP

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EXHIBIT B-2

EXHIBIT B-2
ABL FILO FACILITY
SUMMARY OF PRINCIPAL TERMS AND CONDITIONS(2)

Borrowers:

(i) Albertsons Companies, Inc. (the “Lead Borrower”) and (ii) any other subsidiary of the Lead Borrower that is a co-borrower under the Existing ABL Facility or Backstop ABL Facility, as applicable (individually, a “Borrower” and, collectively, the “Borrowers”).

Guarantors:

Same as the Existing ABL Facility and also any other entity that is a co-borrower under the Existing ABL Facility but not the ABL FILO Facility (including, from and after the closing of the Acquisition, the Target and its U.S. subsidiaries that would be required to become guarantors of the Existing ABL Facility in accordance with its terms (collectively, the “Guarantors”).

ABL FILO Arrangers:	MLPF&S, CS Securities and GS Bank, and any additional arrangers appointed by the Company on the terms set forth in the Commitment Letter (the “ABL FILO Arrangers”).

Joint Bookrunners:	MLPF&S, CS Securities and GS Bank, and any additional bookrunners appointed by the Company on the terms set forth in the Commitment Letter (collectively, the “Backstop ABL Lenders”).

ABL FILO Lenders:

A syndicate of banks, financial institutions and other entities (other than Disqualified Lenders), including the Initial Lenders, arranged by the ABL FILO Arrangers in consultation with the Borrowers (collectively, the “ABL FILO Lenders”).

ABL FILO Administrative Agent:	Bank of America, N.A. (the “ABL FILO Administrative Agent”).

ABL FILO Collateral Agent:	Bank of America, N.A. (the “ABL FILO Collateral Agent”).

Syndication Agents:	Financial institutions to be mutually agreed.

Credit Facility:

An asset-based term loan facility (the “ABL FILO Facility”) in an aggregate principal amount of $1,200,000,000. The term loans under the ABL FILO Facility are, collectively, referred to as the “ABL FILO Loans.”

(2)                                 All capitalized terms used but not defined herein shall have the meanings provided in the Commitment Letter to which this summary is attached and the other exhibits thereto.

Purpose:

The proceeds of the ABL FILO Facility will be used on the Closing Date to finance a portion of the Merger Consideration and the Refinancing and to pay fees and expenses in connection with the Transactions.

Maturity Date:	The ABL FILO Loans will be due and payable in full on the date that is (5) years after the Closing Date (the “ABL FILO Maturity Date”).

Amortization:

Commencing at the end of the first full calendar quarter ending after the calendar quarter that includes the Closing Date, the ABL FILO Loans will amortize in equal quarterly principal installments in an annual amount equal to 1.0% of the original principal amount of the ABL FILO Loans, with the remaining balance payable in full on the ABL FILO Maturity Date.

Incremental Facilities:

The Borrowers shall be entitled on one or more occasions to increase commitments under the ABL FILO Facility in aggregate principal amount of up to $500,000,000 on the same terms and conditions as set forth in the Term Loan Facility with additional customary modifications to reflect the nature of the ABL FILO Loans (other the “most favored nations” clause, which shall be 50bps) (such increase, an “Incremental FILO Facility”); provided that the available amount for the Incremental FILO Facility shall be reduced on a dollar for dollar basis by the amount of any Additional Backstop Commitments then outstanding.

Availability:	The full amount of the ABL FILO Facility must be drawn in a single drawing on the Closing Date. Amounts borrowed under the ABL FILO Facility that are repaid or prepaid may not be reborrowed.

Security:

Subject, on the Closing Date, to the Certain Funds Provision, the obligations under the ABL FILO Facility will be, and certain bank products (including hedging and treasury management obligations) incurred in favor of any person that is an ABL FILO Arranger, the ABL FILO Administrative Agent, an ABL FILO Lender or an affiliate of an ABL FILO Arranger, the ABL FILO Administrative Agent or an ABL FILO Lender at the time such obligations are incurred (the “ABL FILO Obligations”), will be secured (subject to the ABL FILO Intercreditor Agreement referred to below) by (i) first priority (subject to permitted prior liens) security interests in all Collateral (as defined in the Existing ABL Facility) constituting ABL Priority Collateral (as defined in the Existing ABL Facility) and (ii) second priority (subject to permitted prior liens) security interests in all Collateral (as defined above) constituting CF Debt Priority Collateral (as defined in the Intercreditor Agreement (as defined in the Existing ABL Facility)). The ABL FILO Collateral Agent will enter into a joinder to the Intercreditor Agreement on the Closing Date to provide that the ABL FILO Facility is an “ABL Credit

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Agreement” for purposes of the Intercreditor Agreement.

In no event will the Collateral for the ABL FILO Facility include any Excluded Property (as defined in the Existing ABL Facility).

The ABL Filo Collateral Agent shall automatically release its security interest in any CF Debt Priority Collateral upon the release of the lien of the collateral agent for the Term Loan Facility on such collateral.

Documentation:

The documentation for the ABL FILO Facility (the “ABL FILO Facility Documentation”) will include, among other items, a credit agreement, guarantees, intercreditor agreement and appropriate pledge and security agreements substantially identical to the credit agreement, guarantees, intercreditor agreement and pledge and security agreements for the Existing ABL Facility (collectively, the “Existing ABL Facility Documentation”); provided that the ABL FILO Facility Documentation shall be modified to (x) eliminate revolving credit facility specific provisions contained therein, (y) include the specific terms set forth in this Exhibit B-2 and (z) reflect the Required ABL FILO Modifications (as defined below). The ABL FILO Facility Documentation will reflect the following specific modifications to the Existing ABL Facility Documentation (collectively, the “Required ABL FILO Modifications”) (i) the inclusion of customary “EU Bail-In” provisions and a customary representation from ABL FILO Lenders to the ABL FILO Administrative Agent and the ABL FILO Arrangers with respect to certain ERISA matters as agreed by the Lead Borrower and the ABL FILO Arrangers, (ii) the inclusion of a customary equal and ratable lien under the ABL FILO Facility Loan Documentation to secure the Ratably Secured Notes by the assets of the Target (but not for the avoidance of doubt in any assets of any subsidiary of the Target) equally and ratably with the ABL FILO Obligations to the extent required by the indentures governing the Ratably Secured Notes, with customary requirements to maintain the Target as a passive holding company for so long as the Ratably Secured Notes remain so secured and to exclude the assets owned directly by the Target that equally and ratably secure the Ratably Secured Notes from the Borrowing Base, (iii) an authorization and direction for the Backstop ABL Administrative Agent and the Backstop ABL Collateral Agent to enter into the ABL FILO Intercreditor Agreement, (iv) the inclusion of changes and modifications to be mutually agreed by the ABL FILO Arrangers and the Lead Borrower to take into account the operational requirements and strategic requirements of the Lead Borrower and its restricted subsidiaries (after giving effect to the Transactions) in light of their industries (and risks and trends associated therewith), business and business practices, geographical locations and operations and financial reporting, and in light of the Borrower Model and (v) the inclusion of modifications to the conditions to borrowing to permit the borrowings contemplated by the sections

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“Purpose” and “Availability” of the Backstop ABL Facility Term Sheet on the Closing Date to occur if the conditions set forth under “Conditions to Initial Credit Extensions” are satisfied on the Closing Date. This paragraph, and the provisions contained herein, shall be referred to as the “ABL FILO Facility Documentation Principles”.

Interest:	At Borrowers’ option, loans will bear interest based on the Base Rate or LIBOR, as described below:

A. Base Rate Option

Base Rate borrowings will bear interest at the Base Rate (defined in accordance with the Existing ABL Facility) plus the applicable margin specified below, calculated in accordance with the Existing ABL Facility.

Base Rate borrowings will be in minimum amounts (and minimum multiples thereof) consistent with the Existing ABL Facility and will require one business day’s prior notice.

B. LIBOR Option

LIBOR borrowings will bear interest for periods to be selected by the Borrowers in a manner consistent with the Existing ABL Facility at the LIBOR Rate (as determined in accordance with the Existing ABL Facility) plus the applicable margin specified below.

LIBOR borrowings will require three business days’ prior notice and will be in minimum amounts (and minimum multiples thereof) to be agreed upon.

Default Interest:

Interest will accrue (i) on any overdue payment of principal at a rate of 2.0% per annum plus the rate otherwise applicable to such principal and (ii) on any overdue payment of any other amount, at a rate of 2.0% per annum plus the non-default interest rate then applicable to Base Rate loans under the ABL FILO Facility. Default interest shall be payable on demand.

Interest Margins:	The applicable margin will be (i) for Base Rate Loans, 2.75% and (ii) for LIBOR Rate Loans, 3.75%.

Mandatory Prepayments:

Same as the Existing ABL Facility (it being understood that (i) the Borrowing Base as defined in the Existing ABL Facility shall be modified to include a reserve for the full principal amount of the ABL FILO Facility and (ii) in connection with any mandatory prepayment, the Borrowers shall be first required to prepay loans and/or cash collateralize letters of credit under the Existing ABL Facility or Backstop ABL Facility, as applicable, in full and then

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to prepay ABL FILO Loans).

Cash Dominion:

Same as the Existing ABL Facility (it being understood that no amounts shall be required to be deposited with the ABL FILO Administrative Agent except to the extent required to be applied to prepay ABL FILO Loans as provided above).

Optional Prepayments:

The Borrowers may voluntarily prepay ABL FILO Loans (together with accrued but unpaid interest thereon) in whole or in part at any time and from time to time (subject to minimum thresholds to be agreed) without premium or penalty (except LIBOR breakage costs). Voluntary prepayments of principal will be applied to LIBOR borrowings and/or Base Rate borrowings constituting the ABL FILO Loans in the manner designated by the Borrowers, ratably among the ABL FILO Lenders.

Conditions to Credit Extensions:	Conditions precedent to the borrowings under the ABL FILO Facility on the Closing Date will be only those set forth in the Conditions Annex, subject in all respects to the Certain Funds Provision.

Representations and Warranties:	Consistent with the Existing ABL Facility subject to the ABL FILO Facility Documentation Principles.

Affirmative Covenants:

Consistent with the Existing ABL Facility subject to the ABL FILO Facility Documentation Principles and an additional covenant requiring the Borrowers to use commercially reasonable efforts to maintain a public corporate credit rating from S&P and a public corporate family rating in Moody’s in each case with respect to the Lead Borrower and a public rating of the ABL FILO Facility by each S&P and Moody’s and to hold a quarterly lender call (which such call may be a customary earnings call that is held for shareholders and other debt holders).

Negative Covenants:

Consistent with the Existing ABL Facility subject to the ABL FILO Facility Documentation Principles (and, in any event, to allow for permitted refinancing of the Existing ABL Facility or Backstop ABL Facility on substantially similar terms (other than maturity dates, interest rates and fees and other terms that are not materially adverse to the ABL FILO Lenders in their capacities as such).

Financial Covenants:	Same as the Existing ABL Facility or Backstop ABL Facility, in each case, as in effect on the Closing Date and after giving effect to the Required ABL Amendments.

Events of Default:	Same as the Existing ABL Facility.

Assignments and Participations:	Each ABL FILO Lender may assign all or, subject to minimum amounts to be agreed, a portion of its loans and commitments under the ABL FILO Facility except to the Lead Borrower, an

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affiliate of the Lead Borrower (subject to exceptions consistent with the Existing ABL Facility), a natural person or a Disqualified Lender. Assignments will require payment of an administrative fee to the ABL FILO Administrative Agent and the consents of the ABL FILO Administrative Agent and the Lead Borrower, which consents shall not be unreasonably withheld or delayed; provided that (i) no consents shall be required for an assignment to an existing ABL FILO Lender or an affiliate or approved fund of an existing ABL FILO Lender, (ii) no consent of the Lead Borrower shall be required when a payment or bankruptcy event of default is continuing and (iii) the Lead Borrower shall be deemed to have consented if it has not responded within five business days of a request for consent. In addition, each ABL FILO Lender may sell participations in all or a portion of its loans and commitments under the ABL FILO Facility; provided that no purchaser of a participation shall have the right to exercise or to cause the selling ABL FILO Lender to exercise voting rights in respect of the ABL FILO Facility, except with respect to: (x) reductions or forgiveness of principal, interest or fees payable to such participant; (y) extensions of the scheduled date for payment of principal or interest on the loans in which such participant participates; and (z) releases of all or substantially all of the value of the guarantees of the Guarantors, or all or substantially all of the Collateral.

In addition, assignments may be made to the Sponsors (as defined in the Existing ABL Facility) on the same terms as set forth in Existing ABL Facility.

For the avoidance of doubt there shall be no assignment or participation to a Disqualified Lender.

Expenses and Indemnification:	Consistent with the Existing ABL Facility, subject to the ABL FILO Facility Documentation Principles.

Yield Protection, Taxes and Other Deductions:	Consistent with the Existing ABL Facility, subject to the ABL FILO Facility Documentation Principles.

Voting:	Consistent with the Existing ABL Facility, subject to the ABL FILO Facility Documentation Principles.

Replacement of ABL FILO Lenders:	Consistent with the Existing ABL Facility, subject to the ABL FILO Facility Documentation Principles.

Governing Law:	New York.

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Counsel to ABL FILO Arrangers, ABL FILO Administrative Agent and ABL FILO Collateral Agent:	Cahill Gordon & Reindel LLP

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EXHIBIT C

SENIOR SECURED BRIDGE FACILITY

SUMMARY OF PRINCIPAL TERMS AND CONDITIONS(3)

Borrowers:

The Company (the “Lead Borrower”) and any other subsidiary of the Lead Borrower designated by the Lead Borrower that is a borrower under the Term Loan Facility (as defined below) (each, a “Borrower” and, collectively, the “Borrowers”).

Guarantors:

Same as under the Second Amended and Restated Term Loan Agreement, dated August 25, 2014 and effective January 30, 2015, by and among Albertson’s LLC, Safeway Inc. and the other co-borrowers, as borrowers, Albertsons’s Holdings LLC and the other guarantors from time to time thereto, as guarantors, the lenders from time to time thereto, and Credit Suisse AG, Cayman Islands Branch, as administrative and collateral agent (as amended, amended and restated or otherwise supplemented, the “Term Loan Facility”) (such guarantors, the “Guarantors” and together with the Borrowers, the “Loan Parties”). Any guarantees of the Senior Secured Bridge Facility will be automatically released upon the release of the guarantors under the Term Loan Facility.

Bridge Arrangers:	MLPF&S, CS Securities and GS Bank and any additional arrangers appointed by the Company on the terms set forth in the Commitment Letter (the “Bridge Arrangers”).

Bridge Bookrunners:	MLPF&S, CS Securities and GS Bank and any additional arrangers appointed by the Company on the terms set forth in the Commitment Letter.

Bridge Administrative Agent and Collateral Agent:

Bank of America, N.A. (the “Bridge Administrative Agent” and, together with the Existing ABL Administrative Agent or Backstop Administrative Agent, as applicable, and the ABL FILO Administrative Agent, the “Administrative Agents”).

Bridge Lenders:

A syndicate of banks, financial institutions and other entities, including the Initial Lenders (excluding any Disqualified Lender), arranged by the Bridge Arrangers and reasonably acceptable to the Company (collectively, the “Bridge Lenders”).

Initial Loans:

The Bridge Lenders will make secured senior loans (the “Initial Bridge Loans”) to the Borrowers on or prior to the Closing Date in an aggregate principal amount of up to $1,200,000,000 minus the gross proceeds received by the Borrowers from Senior Secured

(3) All capitalized terms used but not defined herein shall have the meanings provided in the Commitment Letter to which this summary is attached or in the other exhibits thereto.

Notes (the “Senior Secured Notes”) and other Securities (as defined in the Fee Letter) issued following the date of the Commitment Letter and on or prior to the Closing Date, pursuant to a senior bridge loan facility (the “Senior Secured Bridge Facility”, and together with the Backstop ABL Facility, the Incremental ABL Commitments and the ABL FILO Facility, the “Credit Facilities” and each, a “Credit Facility”).

Availability:	The Bridge Lenders will make the Initial Bridge Loans on the Closing Date. Amounts repaid or prepaid under the Senior Secured Bridge Facility may not be reborrowed.

Purpose:

The proceeds of the Initial Bridge Loans will be used on the Closing Date to finance a portion of the Merger Consideration, Refinancing and to pay fees and expenses in connection with the Transactions.

Maturity:

All of the Initial Bridge Loans will mature on the date that is the one year anniversary of the Closing Date (the “Initial Loan Maturity Date”). Any Initial Bridge Loans that have not been previously repaid in full on or prior to the Initial Loan Maturity Date will be automatically converted into a senior secured term loan (each, an “Extended Term Loan”) due on the date that is 8 years after the Closing Date (the “Senior Maturity Date”). The date on which Initial Bridge Loans are converted into Extended Term Loans is referred to as the “Bridge Conversion Date”.  At any time on or after the Bridge Conversion Date, at the option of the applicable Bridge Lender, the Extended Term Loans may be exchanged in whole or in part for senior exchange notes having the terms set forth in Annex I hereto (the “Senior Secured Exchange Notes”) having an equal principal amount; provided that no Senior Secured Exchange Notes shall be issued until the Borrowers shall have received requests to issue at least $300,000,000 in aggregate principal amount of Senior Secured Exchange Notes.

On the Bridge Conversion Date, the covenants, defaults and certain other terms applicable to the Extended Term Loans will automatically be modified as set forth in Annex I hereto. The Senior Secured Exchange Notes will be issued pursuant to an indenture that will have the terms set forth on Annex I hereto.

Security:

On the Closing Date, subject to the Certain Funds Provision, the obligations under the Initial Bridge Loans shall be, and upon conversion or issuance the obligations under the Extended Term Loans and the Senior Secured Exchange Notes shall be, secured by (i) perfected first priority (subject to permitted liens as described in the Bridge Facility Documentation) security interests in and liens (including mortgage liens) on the CF Debt Priority Collateral (as defined below) (other than CF Debt Priority Collateral of New Albertson’s L.P. and its subsidiaries) and (ii) perfected second priority (subject to permitted liens as described in the Bridge Facility Documentation)

security interests in and liens on the ABL Priority Collateral; provided that (i) with respect to assets of Safeway Inc. and its subsidiaries, the lien securing the Initial Bridge Loans, Extended Term Loans, Senior Secured Exchange Notes and any other Securities, in the aggregate, shall be limited to 10% of Consolidated Net Tangible Assets (as defined in the indentures governing the existing debt securities of Safeway Inc.) as calculated on the Closing Date.

Notwithstanding anything to the contrary, no action shall be taken to grant (except in the case of clause (iii)) or perfect any security interest in any of the following (i) any fee-owned property located in the U.S. having a fair market value equal to or less than an amount to be agreed consistent with the Term Loan Facility, (ii) any real property leasehold interests located in the U.S. having a fair market value equal to or less than an amount to be agreed (with no requirement for landlord waivers, consents, estoppels or collateral access letters with respect to any leasehold interest), (iii) except to the extent the security interest can be perfected by a UCC filing, cash and cash equivalents, deposit and securities accounts (including security entitlements and related assets) and other assets requiring perfection through control agreements or perfection by control (other than certificates evidencing equity in certain subsidiaries that constitutes CF Debt Priority Collateral), (iv) any “Excluded Property” as defined under the security agreement for the Term Loan Facility, (v) assets that do not secure the Term Loan Facility and (vi) assets of New Albertson’s L.P. and its subsidiaries that constitute CF Debt Priority Collateral subject to the limitation on liens in its existing indenture. For the avoidance of doubt, the Senior Secured Bridge Facility shall not be secured by the equity interests of the Lead Borrower.

For purposes herein, “CF Debt Priority Collateral” and “ABL Priority Collateral” shall each have the meaning ascribed to it in that certain amended and restated intercreditor agreement (as amended or supplemented from time to time, the “Intercreditor Agreement”) dated January 30, 2015 (as amended, amended and restated or otherwise supplemented, from time to time) among Albertsons Companies, LLC, Bank of America, N.A., as collateral agent, under the Existing ABL Facility and Credit Suisse AG, as collateral agent under the Term Loan Facility.

The priorities and rights of the respective security interests and liens of the Bridge Administrative Agent, the collateral agent under the Existing ABL Facility or Backstop ABL Facility, the collateral agent under the ABL FILO Facility, the collateral agent under the Term Loan Facility, and the collateral agent for the Senior Secured Notes, if issued, and the exercise of certain of their rights and remedies with respect thereto will be subject to the Intercreditor Agreement (and, in the case of the Senior Secured Bridge Facility, the Senior Secured Notes and any Securities, a pari passu intercreditor agreement in form usual and customary for facilities and transactions of this type) in accordance with the Bridge Documentation Principles.

The Bridge Administrative Agent shall automatically release its security interest in (i) any ABL Priority Collateral upon the release of the lien of the collateral agent for the ABL Facility on such collateral and (ii) any CF Debt Priority Collateral upon the release of the lien of the collateral agent for the Term Loan Facility on such collateral. For the avoidance of doubt, the collateral agent for the Term Loan Facility shall initially act as bailee on behalf of the Bridge Administrative Agent for the required physical pledged collateral.

Interest:

Prior to the Initial Loan Maturity Date, the Initial Bridge Loans will accrue interest at a rate per annum equal to LIBOR (as defined below) for periods to be selected by Borrowers of one, two, three or six months or, with the consent of all Bridge Lenders, nine or twelve months, plus a Spread (as defined below). As used herein, the “Spread” means initially 575 basis points, which will increase by 50 basis points at the end of the first three-month period after the Closing Date and which will increase by 50 basis points at the end of each three-month period thereafter.

Notwithstanding the foregoing (other than with respect to default interest), at no time shall the per annum interest rate on the Initial Bridge Loans exceed the Senior Secured Cap (as defined in the Fee Letter). Upon any payment event of default, the interest rate will be, with respect to overdue amounts, the applicable interest rate plus 2.00% per annum. Interest on such overdue amounts will be payable upon written demand.

The Borrowers shall pay (or cause to be paid) accrued interest on the entire principal amount of the outstanding Initial Bridge Loans in cash quarterly in arrears and on the Initial Loan Maturity Date.

Following the Initial Loan Maturity Date, all outstanding Extended Term Loans and Senior Secured Exchange Notes will accrue interest at the rate provided for the Extended Term Loans and Senior Secured Exchange Notes in Annex I hereto.

Calculation of interest shall be on the basis of actual days elapsed in a year of 360 days.

As used herein, “LIBOR” means a rate per annum equal to the London Interbank Offered Rate (“LIBOR”) for the applicable interest period for the corresponding deposits of U.S. dollars appearing on Reuters Screen LIBOR01 Page (or any successor or substitute therefor selected by the Bridge Administrative Agent in its reasonable judgment) two business days prior to the start of the interest period; provided, that LIBOR will be deemed to be not less than 0.00% per annum.

Mandatory Redemption:

The Borrowers will be required to prepay Initial Bridge Loans at par, plus accrued and unpaid interest from the net cash proceeds (after deduction of, among other things, amounts required to repay the Term Loan Facility of (a) to the extent permitted under the Term Loan Facility, all non-ordinary course assets sales or other dispositions of property by the Lead Borrower or any of its restricted subsidiaries (including casualty insurance and condemnation proceeds), in excess of an amount to be mutually agreed, and subject to other exceptions to be agreed upon and a 100% reinvestment right if reinvested (or committed to be reinvested) within 12 months of such sale or disposition, (b) the issuance of any Securities (as defined in the Fee Letter) or other refinancing debt securities by the Borrowers or any of their restricted subsidiaries (subject to exceptions consistent with Bridge Documentation Principles) and (c) the issuance of equity securities by the Lead Borrower in a public or private primary offering.

Change of Control:

The Lead Borrower will be required to offer to prepay the Initial Bridge Loans upon the occurrence of a change of control (to be defined in a manner consistent with Term Loan Facility), which offer shall be at 100% of the principal amount thereof, plus accrued and unpaid interest.

Optional Prepayment:	The Initial Bridge Loans may be prepaid, in whole or in part, at the option of the Borrowers, at any time, without premium or penalty (except LIBOR breakage costs).

Documentation:

The Facilities Documentation with respect to the Senior Secured Bridge Facility (the “Bridge Facility Documentation”) will contain only those mandatory prepayments, representations, warranties, conditions to borrowing, affirmative and negative covenants and events of default as set forth in this Exhibit B applicable to the Lead Borrower and its restricted subsidiaries, in each case, usual and customary for facilities and transactions of this type with changes and modifications  to take into account the operational requirements and strategic requirements of the Lead Borrower and its restricted subsidiaries (after giving effect to the Transactions) in light of their industries (and risks and trends associated therewith), business and business practices, geographical locations and operations and financial reporting, and in light of the Borrower Model, shall include collateral and other provisions to be mutually agreed between the Administrative Agent and the Lead Borrower and shall be negotiated in good faith to finalize the Bridge Facility Documentation, giving effect to the Certain Funds Provision, as promptly as reasonably practicable. This paragraph, and the provisions contained herein, shall be referred to as the “Bridge Documentation Principles”. The Bridge Documentation Principles, the Incremental ABL Commitment Documentation Principles, the Backstop ABL Documentation

Principles and the ABL FILO Facility Documentation Principles are collectively referred to as the “Documentation Principles.”

Conditions Precedent on the Closing Date:

Conditions precedent to the borrowings under the Senior Secured Bridge Facility on the Closing Date will be only those set forth in the Conditions Annex, subject in all respects to the Certain Funds Provision.

Representations and Warranties:

Consistent, to the extent applicable, with those in the Term Loan Facility (with appropriate customary changes for bridge financings that are consistent with the Bridge Documentation Principles) and which will be, in any event, not less favorable to the Borrowers and their restricted subsidiaries than the provisions of the Term Loan Facility.

Covenants:

The Bridge Facility Documentation will contain such affirmative and negative covenants applicable to the Lead Borrower and its restricted subsidiaries as are usual and customary for publicly traded high yield securities and otherwise substantially identical to that certain indenture governing the Lead Borrower’s 5.75% Senior Notes due 2025 (the “Bond Precedent”), the definitive terms of which will be negotiated in good faith (giving due regard to the operational requirements, size, industries, businesses, and business practices of the Lead Borrower and its subsidiaries, with modifications to the asset sale covenant so that it applies to any proceeds received in connection with the WBA Asset Purchase Agreement (as defined in the Acquisition Agreement) received by the Lead Borrower after the Closing Date) (the “Applicable Bond Standard”), will be incurrence-based covenants, and, in no event, except as set forth herein, shall be more restrictive than, or include any covenants not included in the Term Loan Facility and any subsidiary that is designated as an “unrestricted subsidiary” under the Term Loan Facility as of the Closing Date shall be designated as an “unrestricted subsidiary” under the Senior Secured Bridge Facility as of the Closing Date. Prior to the Initial Loan Maturity Date, the ability to incur indebtedness, incur liens and pay dividends may be more restrictive than those of the Extended Term Loans and the Senior Secured Exchange Notes, as reasonably agreed by the Bridge Administrative Agent and the Lead Borrower. In addition, for the avoidance of doubt, the Bridge Facility Documentation shall permit the Ratably Secured Notes to be secured on a pari passu basis with the collateral of the Target but not to the collateral owned by any subsidiary of the Target that secures the Senior Secured Bridge Facility, the Term Loan Facility and the ABL Facility.

There will be no financial maintenance covenants.

Events of Default:

Customary for offerings of high yield securities and consistent with the Applicable Bond Standard but not including a cross-default (and, in lieu thereof, a cross-acceleration and cross-payment default at maturity to material debt).

Cost and Yield Protection:	Usual for facilities and transactions of this type, including customary tax gross-up provisions and customary mitigation provisions.

Assignment and Participation:

Subject to prior notification of the Bridge Administrative Agent, the Bridge Lenders will have the right to assign Initial Bridge Loans (in minimum increments of $5 million) with the prior written consent of the Bridge Administrative Agent (except in the case of an assignment to a Bridge Lender or one of its affiliates), which consent shall not be unreasonably withheld or delayed; provided that, prior to the Initial Loan Maturity Date, and unless a payment or bankruptcy (with respect to any Borrower or any Guarantor) event of default has occurred and is continuing, the consent of the Lead Borrower (not to be unreasonably withheld or delayed) shall be required with respect to any assignment if, subsequent thereto, the Initial Bridge Lenders (as defined in the Commitment Letter) would hold, in the aggregate, less than 50.1% of the outstanding Initial Bridge Loans.

The Bridge Lenders will have the right to participate their Initial Bridge Loans to other financial institutions provided that no purchaser of a participation shall have the right to exercise or to cause the selling Bridge Lender to exercise voting rights in respect of the Senior Secured Bridge Facility, except with respect to significant matters customarily permitted in facilities of this type, such as reductions in amount or interest rate or extensions of maturity.

Notwithstanding the foregoing, no assignments or participations shall be made with a Disqualified Lender.

Voting:

Amendments and waivers of the Bridge Facility Documentation will require the approval of Bridge Lenders holding more than 50% of the outstanding Initial Bridge Loans (the “Required Bridge Lenders”), except that (a) the consent of each directly and adversely affected Bridge Lender (and not the Required Bridge Lenders) will be required for (i) reductions or extensions of the scheduled date for payment of principal, interest rates or Spread owing to such Bridge and (ii) extensions of the Initial Loan Maturity Date (it being understood and agreed that the amendment or waiver of any mandatory prepayment shall only require the consent of the Required Bridge Lenders) or the Senior Maturity Date and (b) the consent of 100% of the Bridge Lenders will be required with respect to (i) releases of all or substantially all of the value of the guarantees, or all or substantially all of the collateral and (ii) reductions in voting thresholds.

Expenses and Indemnification:

All reasonable and documented out-of-pocket expenses of the Bridge Arrangers and the Bridge Administrative Agent associated with the syndication of the Senior Secured Bridge Facility and with the preparation, execution and delivery, administration, amendment, waiver or modification of the Bridge Facility Documentation are to be paid by the Lead Borrower on and after the Closing Date, subject to the Expense and Indemnification Limitations. In addition, all reasonable and documented out-of-pocket expenses for enforcement costs associated with the Senior Secured Bridge Facility are to be paid by the Lead Borrower subject to the Expense and Indemnification Limitations.

The Borrowers and the Guarantors will indemnify the Bridge Arrangers, the Bridge Administrative Agent, the Bridge Lenders, their respective affiliates, successors and assigns and the officers, directors, employees, agents, advisors, controlling persons and members of each of the foregoing (each, an “Indemnified Party”) and hold them harmless from and against all reasonable and reasonably documented costs, expenses and liabilities of such Indemnified Party arising out of or relating to any claim or any litigation, investigation or other proceeding (regardless of whether such Indemnified Party is a party thereto and regardless of whether such matter is initiated by a third party or by the Borrowers or Guarantors or any of their affiliates or equity holders) that relates to the Transactions, including the financing contemplated hereby, subject to the Expense and Indemnification Limitations.

Governing Law and Forum:	New York.

Counsel for Bridge Administrative Agent and Bridge Arrangers:	Cahill Gordon & Reindel LLP.

Annex I to Exhibit C

SENIOR TERM LOANS

SENIOR SECURED EXCHANGE NOTES

SUMMARY OF PRINCIPAL TERMS AND CONDITIONS

Issuers:

The Lead Borrower and the other Borrowers of the Initial Bridge Loans (in their capacity as the borrowers of the Extended Term Loans and the issuer of the Senior Secured Exchange Notes, each, an “Issuer” and, collectively, the “Issuers”). In addition, the Lead Borrower may designate certain additional subsidiaries as “additional issuers”.

Extended Term Loans:

On the Initial Loan Maturity Date, all of the outstanding Initial Bridge Loans will be automatically converted into Extended Term Loans having a principal amount equal to 100% of the aggregate principal amount of the converted Initial Bridge Loans.

Maturity:	The Extended Term Loans and the Senior Secured Exchange Notes will mature on the Senior Maturity Date.

Interest Rate:

The Extended Term Loans and the Senior Secured Exchange Notes will bear interest at a rate per annum equal to the Senior Secured Cap (as defined in the Fee Letter).  Upon any payment event of default, the interest rate will be, with respect to overdue amounts, the applicable interest rate, plus 2.00% per annum.  Interest on such overdue amounts will be payable upon written demand.

Interest will be payable in arrears at the end of each semi-annual fiscal period and computed on the basis of a 360-day year.

Guarantees:	Same as the Initial Bridge Loans (including as to release).

Mandatory Redemption:

After the Bridge Conversion Date, the Issuers will be required to make an offer to prepay the Extended Term Loans and repurchase the Senior Secured Exchange Notes at par, plus accrued and unpaid interest, from the net cash proceeds (after deduction of, among other things, amounts required to repay the Term Loan Facility) of all non-ordinary course (to be defined in a manner consistent with Applicable Bond Standard) assets sales or other dispositions of property by the Issuers or any of their restricted subsidiaries (including casualty insurance and condemnation proceeds), in excess of an amount to be mutually agreed and subject to exceptions to be mutually agreed upon and a 100% reinvestment right if reinvested (or committed to be reinvested) within 12 months of such sale or disposition. In addition, after any payments required to be made to repay the Term Loan Facility, the Issuers will be required to offer to prepay the Extended Term Loans and repurchase the Senior Secured Exchange Notes upon the occurrence of a change of control (to be defined in a manner consistent with the Bond Precedent), which offer shall be at 101%

of the principal amount plus accrued and unpaid interest.

Optional Redemption:

The Extended Term Loans may be prepaid at the option of the Issuers, in whole or in part, at any time at par, plus accrued and unpaid interest to the prepayment or redemption date. The Senior Secured Exchange Notes will be non-callable for the first 3 years after the Closing Date (subject to 40% equity clawback and make-whole provisions at T+50 basis points) and will be callable thereafter at par, plus accrued interest, plus a premium equal to three quarters of the coupon on such Senior Secured Exchange Notes during the fourth year after the Closing Date, one-half the coupon on such Senior Secured Exchange Notes during the fifth year after the Closing Date and one quarter of the coupon on such Senior Secured Exchange Notes during the sixth year after the Closing Date, which call premiums shall decline to zero on the sixth anniversary of the Closing Date; provided further that such call protection shall not apply to any redemptions in case of an AHYDO “catch-up” provision, which shall permit redemption at par.

The optional redemption provisions will be on terms customary with high yield debt securities and consistent with the Applicable Bond Standard.

Defeasance and Discharge Provisions:	Customary for publicly traded high yield debt securities and consistent with the Applicable Bond Standard.

Modification:	Customary for high yield debt securities for affiliates of the Sponsor and consistent with the Applicable Bond Standard.

Registration Rights:	Private for life.

Right to Transfer Senior Secured Exchange Notes:

The holders of the Extended Term Loans and Senior Secured Exchange Notes shall have the absolute and unconditional right to transfer such Extended Term Loans and Senior Secured Exchange Notes in compliance with applicable law to any third parties.

Covenants:	Customary for offerings of high yield securities and consistent with the Applicable Bond Standard.

Events of Default:

Customary for offerings of high yield securities and consistent with the Applicable Bond Standard but not including a cross-default (and, in lieu thereof, a cross-acceleration and cross-payment default at maturity to material debt).

Governing Law and Forum:	New York.

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EXHIBIT D

EXHIBIT D
CONDITIONS ANNEX

The availability of the applicable Credit Facilities shall be subject to the satisfaction of solely the following conditions, which shall be subject in all respects to the Certain Funds Provision and the applicable Documentation Principles.  Capitalized terms used but not defined herein have the respective meanings set forth in the commitment letter to which this Exhibit D is attached and in Exhibits A, B and C attached thereto.

1.             (a) Each Loan Party shall have executed and delivered the applicable Facilities Documentation to which it is a party in accordance with the terms of the Commitment Letter, (b) the Arrangers shall have received customary closing certificates (including a solvency certificate, substantially in the form set forth in Annex I attached to this Exhibit C from the chief financial officer (or other officer with equivalent duties) of the Company), and (c) the Arrangers shall have received customary legal opinions, customary evidence of authority, good standing certificates (to the extent applicable) in the respective jurisdictions of organization of the Borrowers and the Guarantors and a notice of borrowing.

2.             The Refinancing shall have been consummated, or substantially concurrently with the initial borrowing under the Credit Facilities, shall be consummated.

3.             The Acquisition shall have been or, substantially concurrently with the initial borrowing under the Credit Facilities, shall be consummated in accordance with the terms of the Acquisition Agreement, (as amended and in effect from time to time, but without giving effect to any modifications, amendments, waivers or consents by the Arrangers or any of their affiliates that are materially adverse to the Initial Lenders or the Arrangers (each in their respective capacity as such) without the prior written consent of the Arrangers (such consent not to be unreasonably withheld or delayed)).

4.             No Company Material Adverse Effect (as defined in the Acquisition Agreement) shall have occurred after the date of the Acquisition Agreement that is continuing.

5.             The Arrangers shall have received (a) audited consolidated balance sheets and related consolidated statements of income, shareholders’ (or members’) equity and cash flows of the Company (or Albertsons Companies, LLC) and the Target for the three most recently completed fiscal years of the Company (or Albertsons Companies, LLC) and the Target, respectively, ended at least 90 days prior to the Closing Date and (b) unaudited condensed consolidated balance sheets and related condensed consolidated statements of income, shareholders’ (or members’) equity and cash flows of the Company (or its predecessor) and the Target for each subsequent fiscal quarter (other than the fourth fiscal quarter of the Company’s and the Target’s fiscal year, respectively) ended at least 45 days prior to the Closing Date; provided that filing of the required financial statements on Form 10-K, 10-Q, S-1 and/or S-4 for such time periods by the Company and/or the Target, as the case may be, will satisfy the requirements of this paragraph 5. The Arrangers hereby acknowledge receipt of the (i) audited financial statements referred to in clause (a) above for fiscal year 2014, 2015 and 2016 and (ii) the unaudited financial statements referred to in clause (b) above for the first, second and third fiscal quarter of the 2017 fiscal year.

6.             The Arrangers shall have received an unaudited pro forma consolidated balance sheet and related unaudited pro forma consolidated statement of income of the Lead Borrower and its subsidiaries as of and for the twelve-month period ending on the last day of the most recent consolidated balance sheet and related consolidated statement of income delivered pursuant to the preceding paragraph, prepared after giving effect to the Transactions as if the Transactions had occurred on such date (in the case of such pro forma balance sheet) or on the first day of such period (in the case of such pro forma statement of income), as applicable.

7.             Subject to the Certain Funds Provision and the exceptions contained in the “Security” section of the Term Sheets, the Arrangers shall have received copies of all UCC, lien, judgment and litigation searches with respect to the Loan Parties, and all documents and instruments required to create and perfect (i) in the case of the Senior Secured Bridge Facility, the Bridge Administrative Agent’s security interest in the Collateral (as described in Exhibit C), (ii) in the case of the Incremental ABL Commitments, the Existing ABL Collateral Agent’s security interest in the Collateral (as described in Exhibit B-1), (iii) in the case of the Backstop ABL Facility, the Backstop ABL Collateral Agent’s security interest in the Collateral (as described in Exhibit B-1) and (iv) in the case of the ABL FILO Facility, the ABL FILO Collateral Agent’s security interest in the Collateral (as described in Exhibit B-2)  shall have been executed and delivered, and, if applicable, be in proper form for filing.

8.             All fees required to be paid on the Closing Date pursuant to the Fee Letter and the Term Sheets and reasonable and documented out-of-pocket expenses required to be paid on the Closing Date pursuant to the Commitment Letter, in each case to the extent invoiced at least two business days prior to the Closing Date, shall have been paid (which amounts may be offset against the proceeds of the applicable Credit Facilities).

9.             Each Administrative Agent shall have received at least three (3) days prior to the Closing Date all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act, that has been reasonably requested by the Initial Lenders at least 10 days prior to the Closing Date.

10.          The Specified Representations and the Specified Acquisition Agreement Representations shall be true in all material respects.

11.          As a condition to the availability of the Senior Secured Bridge Facility, (a) you shall have provided the Investment Banks (as defined in the Engagement Letter) with a customary preliminary prospectus or preliminary offering memorandum or preliminary private placement memorandum (collectively, the “Bond Offering Documents”) for the Senior Secured Notes suitable for use in a customary (for high yield debt securities consistent with Applicable Bond Standard) “high-yield road show” relating to the Senior Secured Notes which contains all financial statements and other data to be included therein (including all audited financial statements, all unaudited financial statements (which shall have been reviewed by the independent accountants as provided in Statement on Auditing Standards No. 100) (subject to exceptions customary for a Rule 144A offering involving high yield debt securities without registration rights) and all appropriate pro forma financial statements (which, for the avoidance of doubt, in no event shall require (x) financial information otherwise required by Rule 3-05, Rule 3-09, Rule 3-10 and Rule 3-16 of Regulation S-X (provided that information with respect to assets, liabilities, revenue and EBITDA with respect to non-guarantors in the aggregate shall be provided), (y) “segment reporting” and (z) any Compensation Discussion and Analysis required by Item 402 of Regulation S-K)), and all other data (including selected financial data) that would be necessary for the Investment Bank to receive customary (for high yield debt securities) “comfort” (including “negative assurance” comfort) from independent accountants in connection with the offering of the Senior Secured Notes; provided that, such condition shall be deemed satisfied if such Offering Document excludes the “description of notes” and sections that would customarily be provided by the Investment Bank but is otherwise complete, and (b) the Investment Bank shall have been afforded a period of at least 15 consecutive days (unless a shorter period of time is reasonably acceptable to the Investment Bank in its sole discretion) following the date of delivery of an Offering Document

D-2

including the information described in clause (a) to seek to place the Senior Secured Notes with qualified purchasers thereof, subject to the Blackout Periods.  If the Company in good faith reasonably believe that it has delivered the Bond Offering Documents, it may deliver to the Bridge Arrangers written notice to that effect (stating when it believes it completed any such delivery), in which case the Company shall be deemed to have delivered the Bond Offering Documents on the date specified in such notice and the 15 consecutive day period described above shall be deemed to have commenced on the date specified in such notice, in each case unless the Bridge Arrangers in good faith reasonably believes that the Company has not completed delivery of the Bond Offering Documents and, within two business days after its receipt of such notice from the Company, the Bridge Arrangers deliver a written notice to the Company to that effect (stating with specificity which information is required to complete the Bond Offering Documents).

For the purposes of this Paragraph 11, “Blackout Period” shall mean (x) the days July 4, 2018 through July 8, 2018 and November 22 through November 25, 2018 shall be excluded as “days”  for purposes of the 15 consecutive day period above and (y) if the 15 consecutive day period has not concluded prior to August 20, 2018, such period shall not begin prior to September 4, 2018.

12.          With respect to (x) the Incremental ABL Commitments, the Required ABL Amendments shall have become effective with respect to the Existing ABL Facility, (y) the Backstop ABL Facility, the Required ABL Amendments shall not have become effective with respect to the Existing ABL Facility and the Existing ABL Refinancing shall be consummated substantially concurrently with the effectiveness of the Backstop ABL Facility and (z) the ABL FILO Facility, either the condition in subclause (x) or the condition in subclause (y) above shall be satisfied.

13.          With respect to the Incremental ABL Commitments or the Backstop ABL Facility, as applicable, and the ABL FILO Facility (i) the ABL Arrangers shall have received (x) an appraisal from a third party appraiser (which such appraiser shall be reasonably acceptable to the ABL Arrangers) and field exam of the assets of the Target and its subsidiaries to be included in the Borrowing Base and (y) a Borrowing Base certificate prepared as of the last day of the most recent month ending at least 20 calendar days prior to the Closing Date on a pro forma basis for the Transactions and (ii) after giving effect to all loans and letters of credit outstanding on the Closing Date under the Existing ABL Facility or Backstop ABL Facility, as applicable, and the ABL FILO Facility after giving effect to the Transactions, Excess Availability plus up to $500,000,000 of cash on hand of the Lead Borrower and its restricted subsidiaries shall be not less than $2,000,000,000.

D-3

Annex I to Exhibit D

ANNEX I to
EXHIBIT D
FORM OF SOLVENCY CERTIFICATE

CONFIDENTIAL

Form of Solvency Certificate

Date:       , 2018

To the Administrative Agent and each of the Lenders party to the Credit Agreement referred to below:

I, the undersigned, a senior authorized financial officer of Albertsons Companies, Inc., a             (“Company”), in that capacity only and not in my individual capacity (and without personal liability), do hereby certify as of the date hereof, and based upon facts and circumstances as they exist as of the date hereof (and disclaiming any responsibility for changes in such fact and circumstances after the date hereof), that:

1.             This certificate is furnished to the Administrative Agent and the Lenders pursuant to Section    of the Credit Agreement, dated as of               , 2018, among           (the “Credit Agreement”).  Unless otherwise defined herein, capitalized terms used in this certificate shall have the meanings set forth in the Credit Agreement.

2.             For purposes of this certificate, the terms below shall have the following definitions:

(a)           “Fair Value”

The aggregate amount for which assets (both tangible and intangible) in their entirety, of the Company and its Subsidiaries (including the Target and its Subsidiaries) taken as a whole would change hands between an interested purchaser and a seller, in an arm’s length transaction, where both parties are aware of all relevant facts and neither party is under any compulsion to act.

(b)           “Present Fair Salable Value”

The aggregate amount of net consideration that could be expected to be realized from an interested purchaser by a seller, in an arm’s length transaction under present conditions in a current market for the sale of assets of a comparable business enterprise, where both parties are aware of all relevant facts and neither party is under any compulsion to act, where such seller is interested in disposing of an entire operation as a going concern, presuming the business will be continued, in its present form and character, and with reasonable promptness, not to exceed one year.

(c)            “Stated Liabilities”

The recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of Company and its Subsidiaries (including the Target and its Subsidiaries) taken as a whole, as of the date hereof after giving effect to the consummation of the Transactions, determined in accordance with GAAP consistently applied.

(d)           “Identified Contingent Liabilities”

The maximum estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of Company and its Subsidiaries (including the Target and its Subsidiaries) taken as a whole after giving effect to the Transactions (including all fees and expenses related thereto but exclusive of such contingent liabilities to the extent reflected in Stated Liabilities), as identified and explained in terms of their nature and estimated magnitude by responsible officers of Company.

(e)            “Will be able to pay their Stated Liabilities and Identified Contingent Liabilities as they mature”

For the period from the date hereof through the Maturity Date, Company and its Subsidiaries (including the Target and its Subsidiaries) taken as a whole should be able to meet their respective Stated Liabilities and Identified Contingent Liabilities as those liabilities mature or (in the case of contingent liabilities) otherwise become payable.

(f)            “Do not have Unreasonably Small Capital”

For the period from the date hereof through the Maturity Date, Company and its Subsidiaries (including the Target and its Subsidiaries) taken as a whole after consummation of the Transactions and will have sufficient capital to ensure that it will continue the respective businesses in which it is engaged or in which its management has indicated it intends to engage.

3.             For purposes of this certificate, I, or officers of Company under my direction and supervision, have performed the following procedures as of and for the periods set forth below.

(a)           I have reviewed the financial statements (including the pro forma financial statements) referred to in Section    of the Credit Agreement.

(b)           I have knowledge of and have reviewed to my satisfaction the Credit Agreement.

(c)            As a senior authorized financial officer of Company, I am familiar with the financial condition of Company and its Subsidiaries (including the Target and its Subsidiaries).

4.             Based on and subject to the foregoing, I hereby certify on behalf of Company that after giving effect to the consummation of the Transactions, it is my opinion that (i) the Fair Value and Present Fair Salable Value of the assets of Company and its Subsidiaries (including the Target and its Subsidiaries) taken as a whole exceed their Stated Liabilities and Identified Contingent Liabilities; (ii) Company and its Subsidiaries (including the Target and its Subsidiaries) taken as a whole do not have Unreasonably Small Capital; and (iii) Company and its Subsidiaries (including the Target and its Subsidiaries) taken as a whole will be able to pay their Stated Liabilities and Identified Contingent Liabilities as they mature.

* * *

D-I-2

IN WITNESS WHEREOF, Company has caused this certificate to be executed on its behalf by Senior Authorized Financial Officer as of the date first written above.

[Company]
By:
Name:
Title: Senior Authorized Financial Officer

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